UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Virginia Savings Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

        $30.27

(2)	Form, Schedule or Registration Statement No.:

        Schedule 13E-3

(3)	Filing Party:

        Virginia Savings Bancorp, Inc.

(4)	Date Filed:

        September 29, 2009

Preliminary Proxy Statement, Subject to Completion, Dated September 29, 2009

VIRGINIA SAVINGS BANCORP, INC.

Dear Fellow Shareholders:

You are cordially invited to attend a special meeting of shareholders of Virginia Savings Bancorp, Inc. to be held at 1:00 p.m. on                     , 2009 at the Quality Inn, 10 Commerce Avenue, Front Royal, Virginia. At this important meeting, you will be asked to consider the following matters:

1. To amend our articles of incorporation to authorize the issuance of a particular new series of preferred stock designated as Series A Non-Voting Preferred Stock.

2. To amend our articles of incorporation to reclassify certain of our shares of outstanding common stock into Series A Non-Voting Preferred Stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3. To approve an adjournment of the special meeting, if necessary, to solicit additional proxies.

4. To transact such other business as may properly come before the special meeting or any adjournment of the special meeting.

If the proposals (i) to amend our articles of incorporation to create a new series of preferred stock, designated as Series A Non-Voting Preferred Stock, and (ii) to reclassify our common stock are approved, shares of our outstanding common stock held by record shareholders who own fewer than 1,000 shares will be reclassified into shares of Series A Non-Voting Preferred Stock (these two proposals are collectively referred to as the “Amendments”). For these shareholders, the reclassification will be made on the basis of one share of Series A Non-Voting Preferred Stock for each share of common stock held. The purpose of the Amendments is to discontinue the registration of our common stock under the Exchange Act and to no longer be a “public” company.

If approved at the special meeting, the Amendments will affect you as follows:

If, prior to the Reclassification, you are a shareholder with	Effect
1,000 or more shares of common stock	You will continue to hold the same number of shares of common stock.

Fewer than 1,000 shares of common stock	You will no longer hold shares of common stock. Instead, you will hold a number of shares of Series A Non-Voting Preferred Stock equal to the same number of shares of common stock that you held immediately before the reclassification.

The primary effect of the Amendments will be to reduce our total number of record holders of common stock to below 300. As a result, we will terminate the registration of our common stock under the Exchange Act, suspend our public reporting obligations under the Exchange Act, and will no longer be considered a “public” company. This transaction is known as a Rule 13e-3 going private transaction under the Exchange Act.

i

We are proposing the Amendments because our board of directors and our executive officers have concluded, after careful consideration, that the direct and indirect costs associated with being a reporting company with the Securities and Exchange Commission outweigh the advantages. Our board unanimously recommends that you vote “for” both of the Amendments. Neither of the proposed Amendments will be adopted unless both Amendments are approved. We encourage you to read carefully the proxy statement and attached appendices.

We hope you can join us for the special meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. Your vote is important, regardless of the number of shares you own.

We appreciate your continuing loyalty and support.

Sincerely,

W. Michael Funk
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Amendments to our articles of incorporation, passed upon the merits or fairness of the Amendments to our articles of incorporation, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is being mailed to shareholders on or about                     , 2009. The date of this proxy statement is                     , 2009.

VIRGINIA SAVINGS BANCORP, INC.

PROXY STATEMENT

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON                     , 2009

Notice is hereby given that a special meeting of shareholders of Virginia Savings Bancorp, Inc. will be held at 1:00 p.m. on                     , 2009 at the Quality Inn, 10 Commerce Avenue, Front Royal, Virginia, for the following purposes:

1.	To amend our articles of incorporation to authorize the issuance of a particular new series of preferred stock, designated as Series A Non-Voting Preferred Stock.

2.	To amend our articles of incorporation to reclassify certain of our shares of outstanding common stock into Series A Non-Voting Preferred Stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended.

3.	To approve an adjournment of the special meeting, if necessary, to solicit additional proxies.

4.	To transact such other business as may properly come before the special meeting or any adjournment of the special meeting.

Shareholders of record at the close of business on                     , 2009 are entitled to notice of and to vote at the special meeting of shareholders and any adjournment or postponement of the meeting.

Please mark, sign, date and return your proxy card promptly, whether or not you plan to attend the special meeting. If you attend the special meeting, you may vote in person even if you have already sent in your proxy card.

By Order of the Board of Directors,

Noel F. Pilon
Corporate Secretary

Front Royal, Virginia

                    , 2009

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE (1) TO AUTHORIZE THE ISSUANCE OF THE SERIES A NON-VOTING PREFERRED STOCK, AND (2) TO APPROVE THE RECLASSIFICATION OF CERTAIN OF OUR SHARES OF COMMON STOCK INTO SERIES A NON-VOTING PREFERRED STOCK

VIRGINIA SAVINGS BANCORP, INC.

600 Commerce Avenue

Front Royal, Virginia 22630

PROXY STATEMENT

For the Special Meeting of Shareholders

To Be Held on                     , 2009

The board of directors of Virginia Savings Bancorp, Inc. (the “Company”) is furnishing this proxy statement in connection with its solicitation of proxies for use at a special meeting of shareholders. At the meeting, shareholders will be asked to vote on the following two proposed amendments to our articles of incorporation:

•	an amendment to create a new series of preferred stock, designated Series A Non-Voting Preferred Stock, and

•	an amendment to reclassify certain shares of our common stock into Series A Non-Voting Preferred Stock.

The two proposed amendments to our articles of incorporation are collectively referred to herein as the “Amendments.” We are referring to the transaction that will be effected by the implementation of the Amendments as the “Reclassification.” Unless both Amendments are approved by our shareholders, neither of the Amendments will be effected.

The Reclassification is designed to reduce the number of our common shareholders of record to below 300, which will allow us to terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend our public reporting obligations under the Exchange Act. The board has unanimously determined that it is in the best interests of the Company and our shareholders to effect the Reclassification because we will realize significant cost savings as a result of the suspension of our reporting obligations under the Exchange Act. The board believes these cost savings and the other benefits of deregistration described in this proxy statement outweigh the loss of the benefits of registration to our shareholders, such as a reduction in publicly available information about the Company and the elimination of certain corporate safeguards resulting from the Sarbanes-Oxley Act of 2002.

No cash will be paid to shareholders as consideration for their shares of common stock, only shares of Series A Non-Voting Preferred Stock will be issued. All other shares of our common stock will remain outstanding.

This proxy statement provides you with detailed information about the proposed Amendments. We encourage you to read this entire document carefully.

Each member of our board of directors and each of our executive officers has determined that the Reclassification is fair to our shareholders, including our unaffiliated shareholders who will retain common shares and our unaffiliated shareholders who will receive Series A Non-Voting Preferred Stock. Our board has unanimously approved the articles of amendment which include the proposed Amendments. The Reclassification cannot be completed, however, unless both of the proposed Amendments are approved by the holders of a majority of the votes entitled to be cast on the proposed Amendments. Our current directors and executive officers own approximately 37.4% of our outstanding shares of common stock. Our directors and executive officers have indicated that they intend to vote their shares in favor of the proposed Amendments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Amendments to our articles of incorporation, passed upon the merits or fairness of the Amendments to our articles of incorporation, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is being mailed to shareholders on or about                     , 2009. The date of this proxy statement is                     , 2009.

IMPORTANT NOTICES

Our common stock and our preferred stock, including the preferred stock to be designated as Series A Non-Voting Preferred Stock, are not deposits or bank accounts and are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency.

We have not authorized any person to give any information or to make any representations other than the information and statements included in this proxy statement. You should not rely on any other information. The information contained in this proxy statement is correct only as of the date of this proxy statement, regardless of the date it is delivered or when the Reclassification is effected.

We will update this proxy statement to reflect any factors or events arising after its date that individually or together represent a material change in the information included in this document.

We make forward-looking statements in this proxy statement that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of our operations or performance after the Reclassification is accomplished. When we use words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements. These factors include:

•	changes in economic conditions, both nationally and in our primary market area;

•	changes in governmental monetary and fiscal policies, as well as legislative and regulatory changes;

•	the effect of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements;

•	the effects of competition from other financial service providers operating in our primary market area and elsewhere; and

•	the failure of assumptions underlying the establishment of allowances for loan losses and estimations of values of collateral and various financial assets and liabilities.

The words “we,” “our,” and “us,” as used in this proxy statement, refer to the Company and its wholly-owned subsidiary, Virginia Savings Bank, F.S.B. (the “Bank”), collectively, unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT AND SUMMARY TERMS OF

THE RECLASSIFICATION AND THE SPECIAL MEETING

Q:	Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your vote for use at our special meeting of shareholders.

This proxy statement includes all of the information that is required and necessary in order for you to cast an informed vote at the meeting. You do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We first sent this proxy statement, notice of the special meeting and the enclosed proxy card on or about                     , 2009 to all shareholders entitled to vote. The record date for those entitled to vote is                     , 2009. On that date, there were                      shares of our common stock outstanding. Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q:	What is the time and place of the special meeting?

A:	The special meeting will be held at 1:00 p.m. on , 2009 at the Quality Inn, 10 Commerce Avenue, Front Royal, Virginia.

Q:	Who may be present at the special meeting and who may vote?

A:	All holders of our common stock may attend the special meeting in person. However, only holders of our common stock of record as of September 18, 2009 may cast their votes in person or by proxy at the special meeting.

Q:	What items will be voted upon at the special meeting?

A:	Our shareholders will be voting upon the following matters:

1.	To amend our articles of incorporation to authorize the issuance of a particular new class of preferred stock, designated as Series A Non-Voting Preferred Stock.

2.	To amend our articles of incorporation to reclassify certain of our shares of outstanding common stock into Series A Non-Voting Preferred Stock for the purpose of discontinuing the registration of our common stock under the Exchange Act.

3.	To approve an adjournment of the special meeting, if necessary, to solicit additional proxies.

4.	To transact such other business as may properly come before the special meeting or any adjournment of the special meeting.

Q:	Will I have appraisal or dissenters’ rights in connection with the Reclassification?

A:	No. Shareholders will have no appraisal or dissenters’ rights in connection with the Reclassification.

Q:	How do I vote by proxy?

A:	If you sign, date and return your proxy card before the special meeting, we will vote your shares as you direct. For the Amendments to our articles of incorporation to effect the Reclassification, you may vote “for,” “against” or you may “abstain” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them “for” the Amendments to our articles of incorporation.

The board of directors knows of no other business to be presented at the special meeting. If any matters other than those set forth above are properly brought before the special meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

Q:	How do I change or revoke my proxy?

A:	You can change or revoke your proxy at any time before it is voted at the special meeting by:

•	submitting another proxy with a more recent date than that of the proxy first given;

•	attending the special meeting and voting in person, although attendance by itself will not revoke a previously granted proxy; or

•	sending written notice of revocation to our Corporate Secretary, Noel F. Pilon, at Virginia Savings Bancorp, Inc., 600 Commerce Avenue, Front Royal, Virginia 22630.

Q:	If I return my proxy, can I still attend the special meeting?

A:	You are encouraged to mark, sign and date the enclosed form of proxy and return it promptly in the enclosed postage-paid envelope, so that your shares will be represented at the special meeting. However, returning a proxy does not affect your right to attend the special meeting and vote your shares in person.

Q:	How many votes are required?

A:	Approval of each of the Amendments to our articles of incorporation will require the affirmative vote of a majority of our outstanding common stock, or at least 949,993 shares. Because approval of each of the Amendments require a majority of shares of outstanding common stock, abstentions will have the same effect as a “NO” vote. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to such matter. Broker-non votes will also have the same effect as a “NO” vote for each of the Amendments.

Q:	What constitutes a “quorum” for the meeting?

A:	A majority of the outstanding shares of our common stock, present or represented by proxy, constitutes a quorum. Therefore, we need 949,993 shares of our common stock, present or represented by proxy, to have a quorum. A quorum is necessary to conduct business at the special meeting. You are part of the quorum if you have voted by proxy. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Q:	What is the proposed Reclassification?

A:	We are proposing two amendments to our articles of incorporation, which, if approved and adopted, will constitute the Reclassification. First, we are proposing that our shareholders approve an amendment to our articles of incorporation to create a new class of preferred stock which will be designated as Series A Non-Voting Preferred Stock. Second, we are proposing an amendment to reclassify shares of common stock held by holders of record of fewer than 1,000 shares of common stock into shares of Series A Non-Voting Preferred Stock on the basis of one share of Series A Non-Voting Preferred Stock for each share of common stock held by such shareholders.

Neither of the Amendments to our articles of incorporation will be implemented unless both of the Amendments are approved. Thus, for purposes of this proxy statement, when we refer to the term “Reclassification,” we are referring to both (i) the creation of the new class of preferred stock and (ii) the reclassification of certain shares of our common stock.

Q:	What is the purpose of the proposed Reclassification?

A:	The purpose of the Reclassification is to allow us to suspend our Securities and Exchange Commission (“SEC”) reporting obligations (referred to as “going private”) by reducing the number of our record shareholders of common stock to fewer than 300 and by having under 500 record shareholders of our Series A Non-Voting Preferred Stock. This will allow us to terminate our registration under the Exchange Act, suspend our reporting obligations under the Exchange Act, and relieve us of the costs typically associated with the preparation and filing of public reports and other documents with the SEC.

Q:	What will be the effects of the Reclassification?

A:	The Reclassification is a “going private transaction”, meaning it will allow us to deregister with the SEC and to suspend our reporting obligations under federal securities laws. As a result of the Reclassification, among other things:

•	the number of our record shareholders holding shares of common stock will be reduced from approximately 556 to approximately 234;

•	the number of outstanding shares of our common stock will decrease by approximately 4.9%, from 1,899,984 shares to approximately 1,806,634 shares;

•

the number of authorized shares of Series A Non-Voting Preferred Stock will increase from zero shares to 150,000 shares, of which approximately 93,350 shares will be outstanding and held by approximately 322 shareholders;

•

because of the reduction of our total number of record shareholders of common stock to fewer than 300 and because the total number of record shareholders of the Series A Non-Voting Preferred Stock will be fewer than 500, we will be allowed to suspend our reporting obligations with the SEC;

•

all of our shareholders, including those shareholders receiving shares of Series A Non-Voting Preferred Stock, will continue to have an equity interest in the Company and therefore will still be entitled to participate in any future value received as a result of a sale of the Company, if any;

•

all of our shareholders, both affiliated and unaffiliated, who continue to own common stock will continue to exercise the sole voting control over the Company and because the number of outstanding shares of common stock will be reduced, will have a relative increase in voting power; and

•

all of our shareholders who receive Series A Non-Voting Preferred Stock will lose their voting rights (except as required by law) but will be entitled to continue to receive dividends equal to any dividends paid on the common stock.

For a further description of how the Reclassification will affect you, please see “Special Factors — Effects of the Reclassification on Shareholders of Virginia Savings Bancorp, Inc.” beginning on page         .

Q:	What does it mean for the Company and our shareholders that the Company will no longer be a public company and subject to federal securities laws reporting obligations?

A:	We will no longer be required to file reports with the SEC, including annual, quarterly and periodic reports. This will reduce the amount of information that is publicly available about the Company and will eliminate certain corporate governance requirements resulting from the Sarbanes-Oxley Act, such as the requirements for an audited report on our internal controls and for our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) to certify as to the accuracy of our disclosures, as well as disclosure requirements relating to our audit committee composition, code of ethics and director nomination process. We do, however, intend to send shareholders annual reports and periodic information about the Company. Financial information about us will also be available on our quarterly thrift financial reports, which are filed with the Office of Thrift Supervision (“OTS”) and published on its website. Additionally, beginning 90 days after the effective date of the Reclassification, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including the reporting and short-swing profit provisions of Section 16, and information about their compensation and stock ownership will not be publicly available. Because our common stock historically has not been publicly traded on an exchange, we believe that the liquidity of the common stock and Series A Non-Voting Preferred Stock will be similar after the Reclassification. All of our stock may continue to be traded in privately negotiated transactions.

Q:	Will the Company be subject to regulatory controls if it is no longer subject to SEC reporting obligations?

A:	Although our obligations to report under the federal securities laws will be suspended, we will nevertheless remain subject to a variety of internal and external controls. In addition to our on-going internal audit controls and procedures, we will continue to be subject to examination and to regulatory control by the OTS and the FDIC.

Q:	Why are you proposing the Reclassification?

A:	Our reasons for the Reclassification are based on:

•	the administrative burden and cash expense of making periodic filings with the SEC;

•	increasing costs of compliance with the SEC reporting obligations as a result of the Sarbanes-Oxley Act;

•	the low trading volume of our common stock and the resulting lack of an active market for our shareholders;

•

the fact that a going-private transaction could be structured in a manner that all shareholders would still retain an equity interest in the Company, and would not be forced out by means of a cash reverse stock split or similar transaction; and

•	the estimated expense of a going private transaction relative to the anticipated cost savings from the Reclassification.

We considered that some of our shareholders may prefer that we continue as an SEC reporting company, which is a factor weighing against the Reclassification. However, we believe that the disadvantages and costs of continuing our reporting obligations with the SEC outweigh any advantages associated with doing so. See “Special Factors — Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page         .

Based on a careful review of the facts and circumstances relating to the Reclassification, each member of our board of directors and each of our executive officers believes that the terms and provisions of the Reclassification are substantively and procedurally fair to our shareholders as a whole, as well as each group of our unaffiliated shareholders, which includes our unaffiliated shareholders who will retain their shares of common stock, as well as our unaffiliated shareholders who will receive shares of our Series A Non-Voting Preferred Stock. Our board of directors unanimously approved the Reclassification.

In the course of determining that the Reclassification is fair to, and is in the best interests of, our shareholders, including both shareholders who will continue to hold shares of common stock as well as those shareholders whose shares of common stock will be reclassified into shares of Series A Non-Voting Preferred Stock, our board of directors considered a number of positive and negative factors affecting these groups of shareholders. To review the reasons for the Reclassification in greater detail, please see “Special Factors — Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page         .

Q:	What is the recommendation of our board of directors regarding the proposal?

A:	Our board of directors has determined that the Reclassification is in the best interests of our shareholders. Our board of directors has unanimously approved the Reclassification and recommends that you vote “FOR” approval of both Amendments at the special meeting. All of the members of our board of directors intend to vote in favor of both Amendments.

Each member of our board of directors is an affiliate of the Company and are collectively deemed to be “filing persons” for purposes of this proxy statement. Each filing person believes that the Reclassification is substantively fair and procedurally fair, and therefore, in the best interest of our unaffiliated shareholders.

Q:	Do the directors and officers have different interests in the Reclassification?

A:	You should be aware that our directors and executive officers have interests in the Reclassification that may present actual or potential, or the appearance of actual or potential, conflicts of interest. We expect that most of our directors and executive officers will own 1,000 or more shares of common stock at the effective time of the Reclassification, and will therefore continue as holders of common stock if the Reclassification is approved. In addition, because there will be fewer outstanding shares of common stock, these directors and executive officers will own a slightly larger relative percentage of the common stock on a post-transaction basis. As of the record date, our directors and executive officers collectively beneficially held 710,452 shares or 37.4% of our outstanding common stock. Based upon our estimates, taking into account the effect of the Reclassification on our outstanding shares of common stock as described above, the directors and executive officers will beneficially hold approximately 39.3% of our common stock. This may represent a potential conflict of interest because our directors approved the Reclassification and are recommending that you approve it. Despite this, each member of our board of directors and each of our executive officers believes the proposed Reclassification is fair to all shareholders, including our unaffiliated shareholders who will retain common stock and our unaffiliated shareholders who will receive Series A Non-Voting Preferred Stock, for the reasons discussed in this proxy statement.

Q:	Has the Company obtained any reports, opinions or appraisals from an outside party relating to the fairness of the consideration being offered to the shareholders in connection with the Reclassification?

A:	Neither the board of directors nor the officers of the Company have received or solicited any reports, opinions or appraisals from any outside party relating to the fairness of the consideration being received by our shareholders. We did not consider the liquidation value of our assets, the current or historical market price of our shares, our net book value or going concern value to be material since our shareholders are not being “cashed out” in connection with the Reclassification. In addition, the shares of the Series A Non-Voting Preferred Stock allow the holders of those shares to participate equally with the holders of the common stock in any subsequent sale of the Company.

Q:	What will I receive in the Reclassification?

A:	If approved at the special meeting, the transaction will affect you as follows:

If, prior to the Reclassification, you are a shareholder with	Effect

1,000 or more shares of common stock	You will continue to hold the same number of shares of common stock.

Fewer than 1,000 shares of common stock	You will no longer hold shares of common stock. Instead, you will hold a number of shares of Series A Non-Voting Preferred Stock equal to the same number of shares of common stock that you held immediately before the Reclassification.

Q:	What are the terms of the Series A Non-Voting Preferred Stock?

A:	The following table sets forth the principal differences between our common stock before and after the Reclassification and the Series A Non-Voting Preferred Stock:

	Common Stock (Prior to Reclassification)	Common Stock (After Reclassification)	Series A Non-Voting Preferred Stock

Voting Rights	Entitled to vote on all matters submitted to a vote at any meeting of shareholders	Entitled to vote on all matters submitted to a vote at any meeting of shareholders	Entitled to vote only as required by law

Dividends	If and when declared by our board of directors, subject to our bank subsidiary’s ability to pay a dividend, which is subject to regulatory and statutory limitations	If and when declared by our board of directors, subject to our bank subsidiary’s ability to pay a dividend, which is subject to regulatory and statutory limitations	If and when declared by our board of directors, equal to the dividends declared on the common stock, and such dividends shall be paid prior to, or simultaneously with, the payment of any dividends to the holders of the common stock

Liquidation Rights	As the only class outstanding, entitled to distribution of all assets distributed to equity holders	Entitled to distribution of assets on a pro rata basis after distribution is made to holders of Series A Non-Voting Preferred Stock	Entitled to be paid in full (on a per share basis) the net book value of the shares of Series A Non-Voting Preferred Stock, before any distribution or payment shall be made to the holders of common stock

Conversion Rights	Not applicable	Not applicable	None, but holders of Series A Non-Voting Preferred Stock shall have the right to receive the same consideration to be received by each holder of common stock in the event of a Change of Control (as defined below), calculated as if the holder had converted such shares into an equal number of shares of common stock immediately before the transaction

Preemptive Rights	None	None	None

Anti-Dilution Rights	Not applicable	Not applicable	Appropriate adjustments will be made if the outstanding shares of common stock are increased or decreased following a reclassification, stock split or similar transaction

As defined in the Amendments and used in this proxy statement, the term “Change of Control” means the consummation of (i) a merger, share exchange, consolidation or other business combination of the Company with any other business entity, other than a merger, share exchange, consolidation or business combination that would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the Company or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, share exchange, consolidation or business combination; or (ii) an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

For a complete description of the terms of the common stock and the Series A Non-Voting Preferred Stock, please refer to “Description of Capital Stock” beginning on page         . Our ability to pay dividends is dependent upon our cash-on-hand and cash dividends that we receive from the Bank. A dividend payment by the Bank to the Company, as well as by the Company to its shareholders, is subject to the discretion of the board of directors of each entity. Under OTS capital distribution regulations, dividend payments are subject to an annual limitation equal to the Bank’s net income for the current year plus retained net income, net of dividend payments, for the two preceding years. In addition to the foregoing limitations, the Bank must file a notice of its intent to make a capital distribution to the Company which is subject to OTS approval.

Q:	Why was 1,000 shares selected as the “cutoff” for determining which shareholders will receive Series A Non-Voting Preferred Stock and which shareholders will remain as common stock shareholders?

A:	The purpose of the Reclassification is to reduce the number of our record shareholders of our common stock to fewer than 300 and to have under 500 record shareholders of our Series A Non-Voting Preferred Stock, which will allow us to deregister as an SEC reporting company. Our board selected 1,000 shares as the “cutoff’ number in order to enhance the probability that after the Reclassification, if approved, we will have fewer than 300 record shareholders of our common stock and fewer than 500 record shareholders of our Series A Non-Voting Preferred Stock.

Q:	May I acquire additional shares in order to remain a holder of common stock?

A:	Yes. The key date for acquiring additional shares is the date of our special meeting. So long as you are able to acquire a sufficient number of shares so that you are the record owner of 1,000 or more shares by that date, you will retain your shares of common stock after the Reclassification. Due to the limited market for our common stock, however, it may be difficult for you to acquire the requisite number of shares of our common stock to avoid reclassification of your shares.

Q:	Who is a “holder” of stock for purposes of determining how I may be affected by the Reclassification?

A:	Because SEC rules require that we count “record holders” for purposes of determining our reporting obligations, the Reclassification is based on shares held of record without regard to the ultimate control of the shares. A shareholder “of record” is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds separate certificates (i) individually, (ii) as a joint tenant with someone else, (iii) as trustee or custodian, and (iv) in an Individual Retirement Account, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares.

As a result, a single shareholder with 1,000 or more shares held in various accounts could receive Series A Non-Voting Preferred Stock in the Reclassification for all of his or her shares depending on the number of shares held in each of those accounts. To avoid this, the shareholder may either consolidate his or her ownership into a single form of ownership, or acquire additional shares prior to the effective date of the Reclassification. Additionally, a shareholder who holds fewer than 1,000 shares of common stock in street name may be unaffected by the Reclassification if the broker holds an aggregate of 1,000 or more shares.

Q:	What does it mean if my shares are held in “street name”?

A:	If you have transferred your shares of common stock into a brokerage or custodial account, you are no longer shown on our shareholder list as a record holder of these shares. Instead, the brokerage firms or custodians typically hold all shares of our common stock that its clients have deposited with it through a single nominee. This method of ownership of stock is commonly referred to as being held in “street name.”

Q:	What if I hold my shares in “street name”?

A:	The Reclassification is being effected at the record shareholder level. This means that we will look at the number of shares registered in the name of a single holder to determine if that holder will be receiving shares of Series A Non-Voting Preferred Stock. It is important that you understand how shares that are held by you in “street name” will be treated for purposes of the Reclassification described in this proxy statement. If that single nominee is the record shareholder for 1,000 or more shares, then the stock registered in that nominee’s name will be completely unaffected by the Reclassification. Because the Reclassification only affects record shareholders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts owns fewer than 1,000 shares. At the end of this transaction, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did at the start of this transaction, even if the number of shares they beneficially own is fewer than 1,000.

If you hold your shares in “street name,” you should talk to your broker, nominee or agent to determine how they expect the Reclassification to affect you. Because other “street name” holders who hold through your broker, agent or nominee may adjust their holdings prior to the Reclassification, you may have no way of knowing whether you will be receiving shares of Series A Non-Voting Preferred Stock in the Reclassification until it is completed.

Q:	When is the Reclassification expected to be completed?

A:	If the proposed Reclassification is approved at the special meeting, we expect to complete such Reclassification as soon as practicable following the special meeting.

Q:	What if the proposed Reclassification is not completed?

A:	If the Reclassification is not completed, whether due to a failure to be approved by our shareholders or a decision by our board of directors to abandon, we will continue our current operations, and we will continue to be subject to the reporting requirements of the SEC.

Q:	What will happen if, through negotiated trades, the Company gains additional security holders requiring SEC registration?

A:	We are currently subject to the reporting obligations under Sections 13(a) and 14 of the Exchange Act, which requires us to file proxy statements and periodic reports with the SEC, because our common stock is registered under Section 12 of the Exchange Act. We registered our common stock with the SEC as part of our reorganization into a thrift holding company in 2007. Prior to that, the Bank filed proxy statements and periodic reports with the OTS, which has delegated SEC authority. Because we filed a registration statement under the Securities Act of 1933 when we reorganized into a holding company structure, we are subject to reporting obligations under Section 15(d) of the Exchange Act. If the shareholders approve the proposals to amend our articles of incorporation and to reclassify our common stock, our common stock will be held by fewer than 300 shareholders of record, which will permit us to suspend our reporting obligations.

If the Reclassification is approved, we intend to file a Form 15 and terminate the registration of our common stock and the obligation to file under Sections 13(a) and 14 periodic reports arising under Section 12(g) of the Exchange Act. However, our periodic reporting obligations arising under Section 15(d) of the Exchange Act cannot be terminated, but can only be suspended. Therefore, if our shareholders of record for the common stock ever rise above 300 as of the last day of any fiscal year, then we will again be responsible for making filings in compliance with Section 15(d). This would require us to file periodic reports going forward and an annual report for the preceding fiscal year. If the holders of record for any class of our other equity securities, such as the Series A Non-Voting Preferred Stock, ever exceeds 500, then we will again become fully regulated under additional disclosure provisions of the Exchange Act.

Q:	If the Reclassification is approved, will shareholders continue to receive information about the Company?

A:	Yes. Even if we terminate our registration with the SEC, we will continue to send out periodic information about the Company to our shareholders. Periodic information would include shareholder letters, which letters would include information updating our financial performance and any other news affecting the Company, such as new offices, acquisitions, economic updates or new product offerings. We also intend to continue to prepare and distribute annual reports to our shareholders. In addition, certain financial information about us will be available on our quarterly thrift financial reports which are filed with the OTS and published on its website. If we terminate our registration, however, we will no longer be required to file reports with the SEC, including annual, quarterly and periodic reports. This will reduce the amount of information that is publicly available about the Company and will eliminate certain corporate governance requirements resulting from the Sarbanes-Oxley Act.

Q:	What are the tax consequences of the Reclassification?

A:	We believe that the Reclassification, if effected, will have the following federal income tax consequences:

•	the Reclassification would be treated as a tax-free recapitalization for federal income tax purposes and should result in no material federal income tax consequences to the Company;

•	those shareholders continuing to hold common stock will not recognize any gain or loss in the Reclassification;

•

those shareholders receiving Series A Non-Voting Preferred Stock for their shares of common stock should not recognize any gain or loss in the Reclassification, their basis in the Series A Non-Voting Preferred Stock will equal the basis in their shares of common stock, and their holding period for shares of Series A Non-Voting Preferred Stock will include the holding period during which their shares of common stock were held; and

•

we expect that the proceeds from a subsequent sale of the Series A Non-Voting Preferred Stock will be treated as capital gain or loss to most shareholders. However, the Series A Non-Voting Preferred Stock could be considered Section 306 stock as defined under the Internal Revenue Code, and in that case the proceeds from a subsequent sale of Series A Non-Voting Preferred Stock (i) will be treated as ordinary income (dividend income) to the extent that the fair market value of the stock sold, on the date distributed to the shareholder, would have been a dividend to such shareholder had the Company distributed cash in lieu of stock; (ii) any excess of the amount received over the amount treated as ordinary income plus the cost basis of the stock will be treated as a capital gain; and (iii) no loss, if any, will be recognized. Under current tax law, if proceeds are treated as dividend income, such proceeds will be taxed at the same rates that apply to net capital gains (i.e., currently 5% and 15%). The current tax law provision in which dividends are taxed at net capital gain rates will not apply for tax years beginning after December 31, 2010. Unless any intervening tax legislation is enacted, ordinary income tax rates will be applicable for dividend income beginning January 1, 2011.

Because determining the tax consequences of the Reclassification can be complicated and depends on your particular tax circumstances, you should consult your own tax advisor to understand fully how the Reclassification will affect you.

Q:	Should I send in my stock certificates now?

A:	No. If you own in record name fewer than 1,000 shares of common stock of record after the Reclassification is completed, we will send you written instructions for exchanging your stock certificates for shares of Series A Non-Voting Preferred Stock. If you own in record name 1,000 or more shares of our common stock, you will continue to hold the same number and class of shares after the Reclassification as you did before the Reclassification.

Q:	How are you financing the Reclassification?

A:	We estimate that the total fees and expenses relating to the Reclassification will be approximately $80,000. We believe that we have sufficient cash available to pay these costs. In structuring the terms of the transaction in a manner that shares of common stock are not “cashed out” in the transaction but, rather, are converted into shares of Series A Non-Voting Preferred Stock, our board believes that it has attempted to balance the interests of reducing our expenses in transitioning to a non-SEC reporting company while at the same time affording all shareholders the opportunity to retain an equity ownership interest in the Company.

Q:	Who pays for the solicitation of proxies?

A:	This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mail, proxies may be solicited personally or by telephone, facsimile or electronic mail by our officers, directors and employees who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees and fiduciaries will be reimbursed for their reasonable expenses incurred in such solicitation. We have not retained any outside party to assist in the solicitation of proxies.

Q:	Where can I find more information about Virginia Savings Bancorp, Inc.?

A:	We currently file periodic reports and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please see “Other Matters — Where You Can Find More Information” on page .

Q:	Who can help answer my questions?

A:	If you have questions about the Amendments or any other matter to be voted upon at the special meeting after reading this proxy statement, or need assistance in voting your shares, you should contact our Corporate Secretary, Noel F. Pilon, at (540) 635-4137.

SPECIAL FACTORS

Overview of the Reclassification

This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors at a special meeting at which our shareholders will be asked to consider and vote on two proposed Amendments to our articles of incorporation. The proposed Amendments would collectively provide for the authorization of a specific new class of stock, entitled Series A Non-Voting Preferred Stock, and the reclassification of shares of our common stock held by shareholders who own fewer than 1,000 shares into shares of Series A Non-Voting Preferred Stock. We are referring to the transaction that will be effected by the implementation of the proposed Amendments as the “Reclassification.”

Record shareholders holding 1,000 or more shares of common stock before the Reclassification will hold the same number of shares of common stock following the Reclassification. Record holders of fewer than 1,000 shares of common stock will no longer hold common stock in the Company. We intend, immediately following the Reclassification, to terminate the registration of our shares of common stock and suspend our reporting obligations under the Exchange Act.

If approved by our shareholders at the special meeting and implemented by our board of directors, the Reclassification will generally affect our shareholders as follows:

If, prior to the Reclassification, you are a shareholder with	Effect
1,000 or more shares of common stock	You will continue to hold the same number of shares of common stock, but your shares will no longer be eligible for public trading. Our shares historically have not been listed on an exchange and we do not believe an active trading market for our shares would have developed in the future. Sales may continue to be made in privately negotiated transactions.

Fewer than 1,000 shares of common stock	You will no longer hold shares of common stock. Instead, you will hold a number of shares of Series A Non-Voting Preferred Stock equal to the same number of shares of common stock that you held immediately before the Reclassification. It is not anticipated that an active trading market for these shares will develop. Sales may be made in privately negotiated transactions.

Common stock held in “street name” through a nominee (such as a bank or broker)	The Reclassification will be effected at the record shareholder level. Therefore, regardless of the number of beneficial holders or the number of shares held by each beneficial holder, shares held in “street name” will be treated based on the aggregate number of shares held in the name of the broker. Consequently, even if you beneficially own fewer than 1,000 shares of common stock but they are held in street name by a broker which is the holder of 1,000 or more shares of common stock prior to the Reclassification, you will continue to beneficially own the same number of shares of common stock after the Reclassification. You should check with your broker to determine the number of shares that the broker holds of record.

The effects of the Reclassification on each group of shareholders are described more fully below under “—Effects of the Reclassification on Shareholders of Virginia Savings Bancorp, Inc.” beginning on page          and the effects on the Company are described more fully below under “—Effects of the Reclassification on Virginia Savings Bancorp, Inc.” beginning on page         .

Background of the Reclassification

As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

•	Annual Reports on Form 10-K;

•	Quarterly Reports on Form 10-Q;

•	Proxy Statements and related materials as required by Regulation 14A under the Exchange Act;

•	Current Reports on Form 8-K; and

•	On-going reports regarding stock transfers by affiliates and insiders.

In addition to the administrative burden on management required to prepare these reports, the costs associated with these reports and other filing obligations comprise a significant and increasing corporate overhead expense. These costs include securities counsel fees, independent auditor fees, costs of printing and mailing shareholder documents and other miscellaneous costs associated with filing periodic reports with the SEC. Administrative burdens include the time spent preparing the periodic reports and monitoring compliance with Section 16 of the Exchange Act, including preparing forms relating to such compliance. These registration and reporting related costs have been increasing over the years. We believe they will continue to increase, particularly as a result of the additional reporting and disclosure obligations imposed on SEC reporting companies by Section 404 of the Sarbanes-Oxley Act of 2002, which generally requires public companies to include an assessment of their internal control over financial reporting as well as an auditor’s attestation.

Prior to its holding company reorganization in 2007 (and since its formation in 1980), the Bank had filed reports under the Exchange Act initially with the Federal Home Loan Bank, and later, with the OTS. These reports include annual, quarterly and current reports presenting and analyzing the Bank’s financial condition and results of operations; reports regarding insiders’ stock transactions; and proxy statements disclosing information about our directors and executive officers, their compensation and our corporate governance processes. With the passage of the Sarbanes-Oxley Act in 2002, we became subject to additional compliance and documentation requirements, including disclosure and internal controls, internal and external audit relationships, and the duties and qualifications of our board committees. As a result of these new requirements, the direct cost of compliance has increased significantly, and our staff has been burdened with the task of documenting, testing and validating a significantly expanded internal control system. The direct costs incurred by us in complying with the provisions of the Sarbanes-Oxley Act requirements include increased internal and external auditor fees, increased attorney fees, and increased costs of printing and mailing expanded shareholder reports and proxy statements.

Until the Bank reorganized to a holding company structure late in 2007, management and the board of directors from time to time discussed the benefits of deregistering the Bank’s common stock by reducing the number of shareholders to less than 300. We were, however, constrained from taking action to deregister the Bank’s common stock because the primary method available to us to accomplish this goal was a re-purchase of a portion of the outstanding common stock of the Bank. OTS regulations prohibited such action by thrift institutions.

Throughout fiscal year 2008, deteriorating national and local economic conditions and the resulting collapse of the real estate market caused management and the board of directors to focus their time and efforts on problem asset management, a compressed net income margin, declining profitability and the reduction of non-interest expenses. One expense area on which we focused was the professional fees and other costs associated with SEC reporting and compliance. In addition to the current costs in this area, we face additional costs beginning in fiscal year 2009 because of a new requirement that a corporation’s external auditors attest to management’s report on internal controls.

Early in 2009, our chairman of the board, J. William Gilliam, our chairman of the audit committee, Samuel J. Baggarly, and CEO W. Michael Funk, re-examined the possibility of deregistering the Company’s common stock. While our holding company structure provided us greater flexibility to manage our capital than we had as a standalone OTS regulated savings bank, other barriers arose in connection with this effort because the Company lacked the cash resources to reduce the number of common shareholders below 300 through a stock re-purchase program. Because of the economic downturn and a lack of earnings, the Bank has been unable to pay cash dividends to the Company in 2009. Furthermore, the Company’s primary asset was its investment in the Bank, and it did not have suitable collateral to support borrowings from a non-affiliated source. The opportunity to achieve deregistration from the SEC without a cash outlay did, however, come about with the passage of legislation at the state level that became effective July 1, 2009. This legislation permitted Virginia banking institutions organized as Virginia corporations to reclassify common stock to preferred stock.

On August 6, 2009, Messrs. Gilliam, Baggarly and Funk, with the assistance of our securities counsel, presented a written report to the board of directors which outlined:

•	the benefits of going private through deregistration;

•	alternative methods of going private;

•	the positives and negatives of the various alternatives;

•	an explanation of a reclassification transaction;

•	the factors that might affect all shareholders after deregistration; and

•	a cost-benefit analysis.

Discussion of each of the foregoing considerations affecting the board of directors and management’s analysis and conclusions are presented in detail in this proxy statement.

After a lengthy discussion of the foregoing report, draft resolutions and Articles of Amendment to the Company’s articles of incorporation were presented to the board of directors for their review and consideration for adoption at a future meeting. At a meeting of the board of directors held on August 13, 2009, the resolution and Articles of Amendment were approved by the unanimous vote of the directors.

Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation

Reasons for the Reclassification

As a locally owned community bank holding company whose shares are not listed on any exchange or traded on any quotation system, we have questioned the costs associated with being a public company. In addition, in 2003, the SEC adopted rules to implement Section 404 of the Sarbanes-Oxley Act of 2002, a further cost. Early in 2009, our board and management, along with their accounting and legal advisors, began to discuss alternatives to reduce costs associated with SEC compliance. Specifically, they began to review proxy statements of other community bank holding companies using reclassification as a means to deregister their securities, not only to reduce the burdens of Section 404, but also the other costs and time expended in complying with the registered securities rules. The Company and each member of our board and each executive officer supports the Reclassification at this time, which will suspend our SEC reporting obligations and save the Company and our shareholders the substantial costs associated with being a reporting company. These costs are expected to increase over time. The Company and each member of our board and each executive officer decided to undertake the Reclassification at this time, as compared to another time in the operating history of the Company, because of the increased costs associated with complying with Section 404 of the Sarbanes-Oxley Act as it relates to an auditor’s attestation with our assessment of the Company’s internal control over financial reporting, a relatively new requirement for financial institutions of comparable size as the Company.

We estimate that the reduction in the number of common shareholders and the suspension of our reporting requirements under the Exchange Act will result in net savings of approximately $212,000 per year. This estimate includes anticipated costs related to compliance with Section 404 of the Sarbanes-Oxley Act.

We estimate that we incur the following fees and expenses related to the preparation, review and filing of periodic reports on Form 10-K and Form 10-Q and annual proxy statements:

Direct Costs:
Legal Fees	$5,000
Independent Auditor Fees	87,000
Edgar Conversion Costs	5,000
Proxy Solicitation, Printing and Mailing Costs	5,000
Auditors Attestation of Adequacy of Internal Controls	55,000
Audit Committee Meeting Fees	5,000

Total Direct Costs	162,000
Indirect Costs:
Management, Accounting and Staff Time	80,000

Total Current Reporting Costs	$242,000

After the Reclassification, we will continue to provide our shareholders with annual reports and certain periodic information about the Company including any required financial statements. We expect, however, to incur lower costs due to simplified disclosure requirements and the elimination of the preparation, auditor review and filing of our quarterly and annual reports to the SEC and other of our current reporting costs. Subsequent to the Reclassification, we expect to incur the following fees and expenses related to the preparation and review of such reports:

Direct Costs:
Independent Auditor Fees	$59,000
Proxy Solicitation, Printing and Mailing Costs	3,000
Audit Committee Meeting Fees	3,000

Total Direct Costs	65,000
Indirect Costs:
Management, Accounting and Staff Time	25,000

Total Anticipated Reporting Costs	$90,000

As a result of these lower costs, we anticipate a net savings of approximately $152,000 related to the preparation of an annual report for our shareholders in lieu of compliance with the periodic reporting requirements under the Exchange Act. In addition, we will not be required to expend at least an additional $33,000 each year in fees and expenses related to compliance with Section 404 of the Sarbanes-Oxley Act.

Based on these estimates, we expect that continued compliance with SEC reporting obligations, including compliance with Section 404 of the Sarbanes-Oxley Act, would cost approximately $275,000 on an ongoing annual basis.

As noted above, we incur substantial indirect costs in management time spent on securities compliance activities. Although it is difficult to quantify these costs specifically, we estimate that our management and staff currently spend an average of approximately 11% of their time (equating to approximately 340 days per year, in the aggregate) on activities directly related to compliance with federal securities laws, such as preparing and reviewing SEC compliant financial statements and periodic reports, maintaining and overseeing disclosure and internal controls, monitoring and reporting transactions and other data relating to insiders’ stock ownership, and consulting with external auditors and counsel on compliance issues. If the Reclassification is approved by shareholders, we estimate that our management and staff will be able to reduce their time spent on annual and periodic report preparation to approximately 2% of their time (equating to approximately 60 days per year, in the aggregate).

We expect to continue to provide our shareholders with financial information included in our annual reports, but, as noted above, the costs associated with these reports will be substantially less than those we incur currently. In our board of directors’ judgment, little or no justification exists for the continuing direct and indirect costs of registration with the SEC, given the low trading volume in our common stock. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing at the holding company level or through private or institutional sales of equity or debt securities, although we recognize that there can be no assurance that we will be able to raise additional capital when required, or that the cost of additional capital will be attractive.

We considered that some shareholders may prefer that we continue as an SEC reporting company, which is a factor weighing against the Reclassification. However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh any advantages. Historically, our shares of common stock have not been listed on an exchange and only traded in privately negotiated transactions. Also, we have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using stock as the consideration for such acquisition. Accordingly, we are not likely to make use of any advantage that our status as an SEC reporting company may offer.

The Reclassification proposal allows those shareholders receiving shares of Series A Non-Voting Preferred Stock to still retain an equity interest in the Company and therefore participate at the same value per share as holders of common stock in the event of any sale of the Company, although none is contemplated at this time.

In view of the wide variety of factors considered in connection with its evaluation of the Reclassification, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.

The Reclassification, if completed, will have different effects on the holders of common stock and those receiving shares of Series A Non-Voting Preferred Stock. You should read “—Our Position as to the Fairness of the Reclassification” beginning on page          and “—Effects of the Reclassification on Shareholders of Virginia Savings Bancorp, Inc.” beginning on page          for more information regarding the effects of the Reclassification.

We considered various alternative transactions to accomplish the proposed transaction, including a tender offer and a reverse stock split whereby shareholders owning fewer than a certain number of shares would be “cashed out.” Ultimately, however, the board elected to proceed with the Reclassification because the alternatives would be more costly, might not have reduced the number of shareholders below 300 and would not allow all shareholders to retain an equity interest in the Company. Our board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate. See “—Purpose and Structure of the Reclassification” on page          for further information as to why this Reclassification structure was chosen.

In making our decision to proceed with the Reclassification, we considered other alternatives. We rejected these alternatives because we concluded that the Reclassification would be the simplest and most cost-effective manner in which to achieve the purposes described above. The alternatives we considered included:

Reverse Stock Split. The board considered declaring a reverse stock split, with cash payments to shareholders who would hold less than one whole share on a post-split basis. This alternative would have the effect of reducing the number of shareholders, but would require us to account for outstanding fractional shares after the transaction by either engaging in a forward stock split at the reverse split ratio or paying cash to shareholders holding fractional shares. While shareholders could consolidate their accounts or acquire sufficient shares in order to retain an equity interest in the Company and avoid being cashed-out, the board preferred to structure a transaction that would allow shareholders to retain an equity interest without being required to pay for additional shares or consolidate their holdings in a way that might not otherwise be advantageous for them. Additionally, the receipt of cash in exchange for shares of common stock would generally result in a negative tax consequence for those shareholders receiving cash. Assuming that all of the approximately 93,350 shares held of record by shareholders owning fewer than 1,000 shares were exchanged for $11.50 in cash (the highest known share purchase price in 2009), the capital cost of the transaction would be approximately $1,073,525. In light of the significant anticipated capital cost and the elimination of the opportunity for all shareholders to retain an equity interest, the board rejected this alternative.

Issuer Tender Offer. We also considered an issuer tender offer to repurchase shares of our outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. We were uncertain as to whether this alternative would result in shares being tendered by a sufficient number of shareholders so as to result in our common stock being held by fewer than 300 shareholders of record. As a result, we also rejected this alternative.

Expense Reductions in Other Areas. While we might be able to offset the expenses relating to SEC registration by reducing expenses in other areas, we have not pursued such an alternative because there are no areas in which we could achieve comparable savings without adversely affecting a vital part of our business or impeding our opportunity to grow. We believe the expense savings a reclassification would enable us to accomplish will not adversely affect our ability to execute our business plan, but will instead position us to execute it more efficiently. For these reasons, we did not analyze cost reductions in other areas as an alternative to the Reclassification.

Business Combination. The purpose of the proposed transaction is to discontinue our SEC reporting obligations and thereby save significant amounts of staff time and related costs. The board believes that by implementing a deregistration transaction, expenses will be reduced and our management will be better positioned to focus its attention on our customers and the communities in which we operate. The board did not consider seeking any proposals from third parties relating to any business combination transactions such as a merger, consolidation, or sale of all or substantially all of our assets for the purpose of discontinuing our SEC reporting obligations because the board believes that these types of reorganization transactions are generally inconsistent with the narrower purpose of the proposed deregistration transaction. The board noted that the Reclassification as structured will not adversely affect our ability to seek or consider business combination transactions in the future. The board weighed this factor heavily in approving the proposed Reclassification because as part of its ongoing strategic planning process, the board periodically analyzes the possibility of merging with larger or similarly situated financial institutions. From time to time, representatives of the Company have had informal exploratory discussions with potential acquirers on the possibility of separate business combinations. However, there are presently no plans, proposals or negotiations relating to a business combination which the Company believes are appropriate to disclose at this time. The board believes that discussions concerning potential business combinations are normal for a financial institution of the Company’s size and the board anticipates that such discussions will occur in the future. Given that the Reclassification is being undertaken for strategic purposes that are entirely separate and unrelated to the purposes that would be served by any potential business combination, and that the Reclassification would have no meaningful affect on our ability to conduct a business combination in the future, any continuing or future discussions that the Company may have concerning a proposed business combination will be unrelated to the proposed Reclassification.

Maintaining the Status Quo. The board considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined in “—Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page         , of being an SEC reporting company without the expected commensurate benefits. Thus, the board concluded that maintaining the status quo would not be in the best interests of the Company or its unaffiliated shareholders.

Our Position as to the Fairness of the Reclassification

Based on a careful review of the facts and circumstances relating to the Reclassification, each member of our board of directors and each of our executive officers believes that the “going private” transaction, including all the terms and provisions of the Reclassification, are substantively and procedurally fair to all unaffiliated shareholders as a whole, including unaffiliated shareholders who will retain their shares of common stock and unaffiliated shareholders who will receive shares of our Series A Non-Voting Preferred Stock. Our board of directors unanimously approved the Reclassification and has recommended that our shareholders vote “For” the Amendments.

Substantive Fairness

In concluding that the terms and conditions of the Amendments to our articles of incorporation and the Reclassification are substantively fair to unaffiliated shareholders, each member of our board of directors and each of our executive officers considered a number of factors. In its consideration of both the procedural and substantive fairness of the transaction, each member of our board and each of our executive officers considered the potential effect of the transaction as it relates to all shareholders, both affiliated and unaffiliated, including unaffiliated shareholders receiving Series A Non-Voting Preferred Stock and to shareholders, both affiliated and unaffiliated, continuing to own shares of common stock. See “—Effects of the Reclassification on Shareholders of Virginia Savings Bancorp, Inc.” beginning on page         .

The factors that our board of directors considered positive for all shareholders, including both those that will continue to hold common stock as well as those that will have their shares converted into Series A Non-Voting Preferred Stock, included the following:

•

our common stock trades infrequently, with only four trades known to management occurring within the 12 month period ended June 30, 2009, involving only 3,244 shares or 0.02% of our outstanding common stock, a volume that our board believes does not provide our shareholders with sufficient opportunity to easily obtain cash for their shares;

•

our smaller shareholders who prefer to remain as holders of common stock may elect to do so by acquiring sufficient shares so that they hold at least 1,000 shares of common stock in their own names immediately prior to the Reclassification, or may seek to transfer their shares into “street name” with a broker that would own at least 1,000 shares of common stock; provided, however, that due to the limited market for our common stock as it currently exists, shareholders may find it difficult to locate shareholders willing to sell any shares of common stock that will permit them to acquire additional shares;

•

beneficial owners who hold their shares in “street name,” who would receive shares of Series A Non-Voting Preferred Stock if they were record owners instead of beneficial owners, and who wish to receive shares of Series A Non-Voting Preferred Stock as if they were record owners instead of beneficial owners, can work with their broker or nominee to transfer their shares into a record account in their own name so that they receive shares of Series A Non-Voting Preferred Stock;

•

shareholders receive limited benefit from our being an SEC reporting company because of our small size, the lack of analyst coverage and the very limited trading of our common stock compared to the costs associated with the disclosure and procedural requirements of the Sarbanes-Oxley Act, in addition to the legal, accounting and administrative costs in being a public company; accordingly, we believe that the costs to our shareholders of being a public company are not commensurate with the benefits to our shareholders of being a public company;

•	notwithstanding that we will suspend our reporting obligations under the Exchange Act, we will remain subject to supervision by various regulatory agencies;

•	the Reclassification, in and of itself, should not result in a taxable event for any of the shareholders; and

•

all shareholders will realize the potential benefits of termination of registration of our common stock, including reduced expenses of approximately $185,000 per year as a result of no longer needing to comply with SEC reporting requirements and Section 404 of the Sarbanes-Oxley Act.

In addition to the positive factors applicable to all of our shareholders set forth above, the factors that our board of directors considered positive for those shareholders receiving Series A Non-Voting Preferred Stock included that such shareholders:

•	would continue to participate equally in the payment of any dividends by the Company;

•

would continue to have an equity interest in the Company and therefore participate in any future value received as a result of any sale of the Company at the same value per share as holders of common stock; and

•	would incur no brokerage or other transaction costs in connection with the reclassification of their shares of common stock into Series A Non-Voting Preferred Stock.

Each member of our board and each of our executive officers considered each of the foregoing factors to weigh in favor of the substantive fairness of the Reclassification to all of our affiliated and unaffiliated shareholders, whether they are shareholders continuing to hold common stock or shareholders having their shares of common stock converted into Series A Non-Voting Preferred Stock.

Each member of our board and each of our executive officers is aware of, and has considered, the impact of certain adverse factors on the substantive fairness of the Reclassification to our shareholders, both affiliated and unaffiliated, that may likely receive Series A Non-Voting Preferred Stock. In particular, the factors that our board of directors and our executive officers considered as potentially negative for those shareholders, both affiliated and unaffiliated, receiving Series A Non-Voting Preferred Stock included that:

•	they will be required to surrender their shares of common stock involuntarily in exchange for the Series A Non-Voting Preferred Stock; and

•	they will lose voting rights except as required by law, which loss may result in making the shares of Series A Non-Voting Preferred Stock less valuable.

The factors that our board of directors considered as potentially negative for all shareholders included the following:

•

after the Reclassification, shareholders will continue to have limited ability to transfer their shares of our common stock and Series A Non-Voting Preferred Stock because our shares will be tradable only in privately-negotiated transactions, although based on the historically low trading volume for the common stock, and the fact that the stock has never been listed on any exchange, this will not vary from the current situation and is expected to have limited impact;

•

shareholders will have reduced access to our financial information once we are no longer an SEC reporting company, although we do intend to continue to provide all shareholders with our annual reports and periodic information (e.g., shareholder letters which would include information updating our financial performance and any other news affecting the Company and its bank subsidiary, such as new offices, acquisitions, economic updates or new product offerings), and certain public financial information about us will be available in our quarterly thrift financial reports which are filed with the OTS and published on its website;

•

we will no longer be subject to the requirements of the Sarbanes-Oxley Act, which require our CEO and CFO to certify as to our financial statements and internal controls over financial reporting and as to the accuracy of our reports filed with the SEC; and

•

provisions currently provided under the Exchange Act containing limitations on short-swing transactions by executive officers and directors under Section 16 of the Exchange Act will no longer apply to us.

Each member of our board of directors and each of our executive officers believes that these adverse factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the Reclassification to our shareholders, both affiliated and unaffiliated, and that the adverse factors are outweighed by the positive factors previously described.

Each member of our board of directors and each of our executive officers believes that the exchange of one share of common stock for one share of Series A Non-Voting Preferred Stock is fair to our unaffiliated shareholders. In concluding that the one-for-one exchange ratio is fair to our unaffiliated shareholders, our board of directors and our executive officers considered the following factors:

•

with respect to the value placed on voting rights, the board believes that the difference in value created from the Reclassification between the common stock with voting rights and the Series A Non-Voting Preferred Stock with limited voting rights is minimal because the holders of common stock whose shares would be converted into Series A Non-Voting Preferred Stock in the Reclassification currently own a minority of our shares, representing approximately 4.9% of the outstanding shares of common stock and voting rights. Conversely, the holders of our common stock whose shares will remain shares of common stock following the Reclassification currently own shares representing approximately 95.1% of the outstanding voting rights. Accordingly, the current holders of common stock that will retain their shares after the Reclassification will continue to control the vote at any shareholder meetings of the Company.

•

our smaller shareholders who do not believe the one-for-one exchange ratio of their shares of common stock into Series A Non-Voting Preferred Stock is acceptable or fair to them, or otherwise prefer to remain holders of common stock after the Reclassification, may elect to do so by placing the shares into “street name” with a broker having 1,000 or more shares, or by acquiring a sufficient number of shares so that they hold at least 1,000 shares of common stock immediately prior to the Reclassification.

•

Our shareholders who prefer to become holders of Series A Non-Voting Preferred Stock may elect to do so by transferring a sufficient number of shares so that they hold fewer than 1,000 shares of common stock immediately prior to the Reclassification.

Pursuant to the terms of the Series A Non-Voting Preferred Stock, in the event of a Change of Control, each holder of Series A Non-Voting Preferred Stock shall have the right to receive the same consideration to be received by each holder of common stock, calculated as if the holder had converted such shares of Series A Non-Voting Preferred Stock to an equal number of shares of common stock immediately prior to the consummation of such Change of Control. Therefore, holders of the Series A Non-Voting Preferred Stock will participate in any value received as a result of any future sale of the Company at the same value per share as the holders of the common stock. The board viewed the conversion provision as a benefit to the shareholders receiving Series A Non-Voting Preferred Stock.

In reaching a determination as to the substantive fairness of the Reclassification, neither our board of directors nor our executive officers considered the liquidation value of our assets, the current or historical market price of those shares, our net book value or our going concern value to be material since shareholders are not being “cashed out” in connection with the Reclassification and the shares of Series A Non-Voting Preferred Stock allow those holders to participate equally with the holders of common stock in any future sale of the Company.

Neither we nor any of the members of our board of directors or executive officers received any reports, opinions or appraisals from any outside party relating to the Reclassification or the fairness of the consideration to be received by our shareholders, including our unaffiliated shareholders.

Procedural Fairness

Each member of our board of directors and each of our executive officers believes that the Reclassification is procedurally fair to all of our shareholders, whether affiliated or unaffiliated. In concluding that the Reclassification, including the Series A Non-Voting Preferred Stock to be received by holders of common stock, is procedurally fair to our shareholders, our board of directors and our executive officers considered a number of factors. The factors that our board of directors considered positive for all shareholders included the following:

•	the Reclassification is being effected in accordance with all applicable requirements of Virginia law;

•

each alternative method considered by management and the board of directors of effecting a transaction that would result in our becoming a non-SEC reporting company was determined to be impractical, more expensive than the Reclassification or potentially ineffective in achieving the goals of allowing shareholders to retain an equity ownership in the Company while at the same time eliminating the costs and burdens of public company status; and

•

shareholders will have the opportunity to determine whether or not they will own common stock or shares of Series A Non-Voting Preferred Stock after the Reclassification by acquiring sufficient shares so that they hold at least 1,000 shares of common stock immediately prior to the Reclassification or by disposing or subdividing sufficient shares so that they hold fewer than 1,000 shares of common stock immediately prior to the Reclassification.

Each member of our board and each of our executive officers is aware of, and has considered, the impact of the following other factors which could adversely affect shareholders receiving Series A Non-Voting Preferred Stock as well as those shareholders continuing to own common stock, on the procedural fairness of the Reclassification:

•

Although members of the board have a potential conflict of interest, since they will likely retain shares of common stock based on current ownership, neither the full board nor any of the independent directors retained an independent, unaffiliated representative to act solely on behalf of the shareholders receiving shares of Series A Non-Voting Preferred Stock for the purpose of negotiating the terms of the Reclassification.

•

We did not receive a report, opinion or appraisal from an outside party as to the value of our common stock or Series A Non-Voting Preferred Stock, the fairness of the transaction to those shareholders receiving shares of Series A Non-Voting Preferred Stock or the fairness of the transaction to the Company.

•

Dissenters’ rights are not required under Virginia law for this transaction and have not been offered, which eliminates the availability of a statutory remedy for shareholders who wish to obtain the fair value of their shares in cash.

Each member of our board of directors and each of our executive officers believes that the foregoing adverse factors do not, individually or in the aggregate, outweigh the overall procedural fairness of the Reclassification to our shareholders, both affiliated and unaffiliated, whether receiving shares of Series A Non-Voting Preferred Stock or continuing to own shares of common stock, and that the foregoing factors are outweighed by the procedural safeguards previously described. With respect to the determination not to seek a valuation, our board believed that the fact that shareholders receiving Series A Non-Voting Preferred Stock would continue to retain an equity interest in the Company provided sufficient protection in value to such shareholders.

Approval of the Reclassification by a majority of the unaffiliated shareholders, as a separate class, is not required. Our board of directors believes that such a provision is unnecessary in light of the following facts: (i) the provisions of the Reclassification apply equally regardless of whether or not a shareholder is an affiliate; and (ii) the affiliated shareholders do not solely control the outcome of the vote on the Reclassification because they do not own a majority of shares needed to approve the Reclassification and will not own a majority of the shares after the Reclassification. Each member of our board of directors and each of our executive officers also determined that the other safeguards regarding the procedural fairness of the transaction as described above supported their decision not to require separate approval of the Reclassification by the unaffiliated shareholders as a separate class.

The board also considered whether there is any impact on the value of the Series A Non-Voting Preferred Stock as compared to the common stock due to the limited voting rights held by the Series A Non-Voting Preferred Stock. The board determined that the difference in voting rights was not material since the holders of common stock whose shares would be converted into Series A Non-Voting Preferred Stock in the transaction currently own a minority of our shares, or approximately 4.9% of the outstanding shares of common stock and voting rights. Conversely, the holders of the outstanding shares of common stock whose shares will be continued after the transaction currently own shares representing approximately 95.1% of the outstanding voting rights, and will continue to control the vote of the Company after the Reclassification.

Each member of our board of directors and each of our executive officers therefore believes that the Reclassification is substantively and procedurally fair to all shareholders, whether affiliated or unaffiliated, and including unaffiliated shareholders who will retain common stock and unaffiliated shareholders who will receive Series A Non-Voting Preferred Stock. In reaching this determination, we have not assigned specific weights to particular factors, but have considered all factors as a whole. None of the factors that we considered led us to believe that the Reclassification is unfair to any of our shareholders.

We have not made any provision in connection with the Reclassification to grant you access to our corporate files or to obtain appraisal services at our expense. All shareholders have, and will continued to have, under Section 13.1-771 of the Virginia Stock Corporation Act, the right to inspect and copy, during regular business hours, records of the Company which are required to be kept at the Company’s principal office, so long as the request is made in accordance with the statute. In light of the extensive access shareholders are given to the Company’s records under Virginia law, the board believed these statutory safeguards adequately protect shareholders’ ability to access information on the Company. Furthermore, our board determined that this proxy statement and shareholders’ ability to access our corporate records under Virginia law, as described above, provide you with adequate information. With respect to obtaining appraisal services at our expense, the board did not consider this action necessary or customary.

Board Recommendation

Each member of our board of directors believes the terms of the Reclassification are fair and in the best interests of our shareholders, whether affiliated or unaffiliated, and including unaffiliated shareholders who will retain common stock and unaffiliated shareholders who will receive Series A Non-Voting Preferred Stock, and our board unanimously recommends that you vote “FOR” the proposals to adopt both Amendments to our articles of incorporation and to effect the Reclassification.

Purpose and Structure of the Reclassification

The purposes of the Reclassification are to:

•	reduce the number of holders of record of our common stock to under 300, which will suspend our SEC reporting requirements, thereby achieving significant cost savings;

•	allow all of our shareholders to retain an equity interest in the Company; and

•	allow our management to refocus time spent on SEC reporting obligations to our business operations and growth.

For further background on the reasons for undertaking the Reclassification at this time, see “—Background of the Reclassification” beginning on page          and “—Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page         .

Effects of the Reclassification on Virginia Savings Bancorp, Inc.

Effect of the Proposed Transaction on Our Outstanding Common Stock

Our articles of incorporation currently authorize the issuance of 5,000,000 shares of voting common stock. The number of authorized shares of common stock will remain unchanged after completion of the Reclassification. As of the record date, the number of outstanding shares of common stock was 1,899,984. Based upon our best estimates, if the Reclassification had been consummated as of the record date, the number of outstanding shares of common stock would have been reduced from 1,899,984 to approximately 1,806,634. The shares of common stock that will be reclassified as Series A Non-Voting Preferred Stock will be retired and held as authorized but unissued common stock.

We have no current plans, arrangements or understandings to issue any common stock. However, in the event that we later desire to issue additional shares of stock in order to raise capital or as part of an acquisition, the requirement to limit the number of holders of record could be impeded.

Effect of the Proposed Transaction on Our Series A Non-Voting Preferred Stock

Our articles of incorporation currently authorize the issuance of 500,000 shares of preferred stock. The Amendments to our articles of incorporation will provide for the creation of a new series of preferred stock designated as the Series A Non-Voting Preferred Stock. The shares of Series A Non-Voting Preferred Stock that will be issued in the Reclassification will have those rights and preferences described in “—Series A Non-Voting Preferred Stock” beginning on page         , as well as in the attached Appendix A. After completion of the Reclassification, we will have approximately 93,350 shares of Series A Non-Voting Preferred Stock outstanding. For additional information regarding our capital structure after the Reclassification, see “Description of Capital Stock” beginning on page         .

Termination of Exchange Act Registration and Reporting Requirements

Upon the completion of the Reclassification, we expect that our common stock will be held by fewer than 300 record shareholders and the Series A Non-Voting Preferred Stock will be held by fewer than 500 record shareholders. Accordingly, our obligation to continue to file periodic reports with the SEC will be suspended pursuant to Rule 12h-3 of the Exchange Act. We will apply for suspension of our reporting obligations as soon as practicable following completion of the Reclassification. Following completion of the Reclassification, we intend to continue to provide our shareholders with financial information by continuing to disseminate our annual reports. Certain financial information about us will also be available on our quarterly thrift financial reports which are filed with the OTS and published on its website.

The suspension of the filing obligations will substantially reduce the information required to be furnished by us to our shareholders and to the SEC. We estimate that we will save approximately $185,000 on an annual basis. See “—Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning page          for a breakdown of these anticipated savings.

Effect on Trading of Common Stock

Once we stop filing reports with the SEC, our common stock will no longer be available for public trade. However, our common stock is not actively traded and is not listed on any exchange. Consequently, we believe that the Reclassification will have little practical effect on trading.

Other Financial Effects of the Reclassification

We expect that the professional fees and other expenses related to the Reclassification of approximately $80,000 will not have any material adverse effect on our capital adequacy, liquidity, results of operations or cash flow.

Effect on Outstanding Options and Warrants

We currently have no stock options or warrants outstanding.

Effect on Conduct of Business after the Reclassification

We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the Reclassification is not anticipated to have any effect upon the conduct of our business.

Effect on Our Directors and Executive Officers

We do not anticipate that the Reclassification will have any effect on our directors and executive officers, other than with respect to a relatively minor increase in their voting rights. We expect that most of our directors and executive officers will hold more than 1,000 shares at the effective time of the Reclassification. As a result, they will continue to hold the same number of shares after the Reclassification. However, because the total outstanding shares of common stock will be reduced, this group will hold a larger relative percentage of the voting common stock of the Company. As of the record date, these directors and executive officers collectively beneficially hold 710,452 shares, or 37.4% of our common stock. Based upon our estimates, taking into account the effect of the Reclassification on our outstanding shares as described above, our directors and executive officers will beneficially hold approximately 39.3% of our common stock.

In connection with the suspension of our reporting obligations under the Exchange Act, our directors and executive officers will no longer be subject to the reporting and short-swing profit rules of Section 16 of the Exchange Act, and thus may realize “short-swing” profits on purchase and sales of our securities that occur within a six-month period. Currently, under Section 16 of the Exchange Act, we are entitled to receive any short-swing profits from our affiliates. In addition, information about our directors and executive officers compensation and stock ownership will no longer be publicly available. The suspension of our reporting obligation will also relieve each of our directors and executive officers from liability under Section 18 of the Exchange Act, as described below.

Because our reporting obligations under the Exchange Act will be suspended, our executive officers and directors will be deprived of the ability to dispose of their shares of our common stock under Rule 144 of the Securities Act of 1933, which provides a “safe harbor” for resales of stock by affiliates. As a result, they will need to resell their shares in a private transaction, which could result in a lower purchase price for their shares.

Elimination of Liability Under Section 18 of the Exchange Act

Because we will no longer be required to file any reports under the Exchange Act, we will no longer be subject to liability under Section 18 of the Exchange Act. Generally, Section 18 provides that if any of our officers and directors make a false or misleading statement with respect to any material fact in any of our filings pursuant to the Exchange Act, he or she would be liable to any person who purchases or sells a security at a price that is affected by the statement.

Elimination of Protection Under Section 16 of the Exchange Act

Because neither our common stock nor Series A Non-Voting Preferred Stock will be registered under the Exchange Act, beginning 90 days after the effectiveness of the Reorganization, we will no longer be entitled under Section 16 of the Exchange Act to any “short-swing” profits realized by our directors, officers or 10% shareholders on purchases and sales of our securities that occur within a six-month period.

Effects of the Reclassification on Shareholders of Virginia Savings Bancorp, Inc.

Effects of the Reclassification on Shareholders Receiving Series A Non-Voting Preferred Stock

The Reclassification will have both positive and negative effects on the shareholders, both affiliated and unaffiliated, receiving Series A Non-Voting Preferred Stock. Our board of directors and our executive officers considered each of the following effects in determining to approve the Reclassification.

Positive Effects:

As a result of the Reclassification, the affiliated (if any) and unaffiliated shareholders receiving Series A Non-Voting Preferred Stock will:

•	be entitled to receive non-cumulative dividends in an amount equal to any dividends paid on the common stock; and

•

in the event of any voluntary or involuntary liquidation of the Company, be entitled to be paid in full (on a per share basis) the net book value of the shares of Series A Non-Voting Preferred Stock, before any distribution or payment shall be made to the holders of common stock.

Negative Effects:

As a result of the Reclassification, the affiliated (if any) and unaffiliated shareholders receiving Series A Non-Voting Preferred Stock will:

•	have the right to vote only as required by law;

•	continue to hold shares that, like our shares of common stock, will not have any public trading market; and

•	lose certain protections offered by Sections 16 and 18 of the Exchange Act, as described above.

Effects of the Reclassification on Shareholders that Retain Common Stock

The Reclassification will have both positive and negative effects on the shareholders, both affiliated and unaffiliated, continuing to own common stock after the Reclassification. Our board of directors and our executive officers considered each of the following effects in determining to approve the Reclassification.

Positive Effects:

As a result of the Reclassification, the affiliated and unaffiliated shareholders retaining their common stock will:

•	continue to exercise the sole voting control over the Company; and

•	have a relative increase in voting power due to the reduction in the number of outstanding shares of common stock after the Reclassification.

Negative Effect:

As a result of the Reclassification, the affiliated and unaffiliated shareholders retaining their common stock will lose certain protections offered by Sections 16 and 18 of the Exchange Act, as described above.

Plans and Proposals

As stated throughout this proxy statement, we believe there are significant advantages in effecting the Reclassification and suspending our reporting obligations. Positioning the Company for a business combination is not the purpose of this transaction. However, in the event that we enter into a Change of Control transaction in the future, holders of our Series A Non-Voting Preferred Stock will receive the same consideration to be received by holders of our common stock.

Record and Beneficial Ownership of Common Stock

It is important that our shareholders understand how shares that are held by them in “street name” will be treated for purposes of the Reclassification described in this proxy statement. Shareholders who have transferred their shares of our common stock into a brokerage or custodial account are no longer shown on our shareholder records as the record holder of these shares. Instead, the brokerage firms or custodians typically hold all shares of our common stock that its clients have deposited with it through a single nominee, which is what is meant by “street name.” If that single nominee is the record shareholder for 1,000 or more shares, then the stock registered in that nominee’s name will be unaffected by the Reclassification. Because the Reclassification only affects record holders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts owns fewer than 1,000 shares. Upon completion of the Reclassification, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did prior to the Reclassification, even if the number of shares they own is fewer than 1,000. If you hold your shares in “street name,” you should talk to your broker, nominee or agent to determine how they expect the Reclassification to affect you. Because other “street name” holders who hold through your broker, agent or nominee may adjust their holdings prior to the Reclassification, you may have no way of knowing whether you will receive shares of Series A Non-Voting Preferred Stock in the Reclassification until it is consummated. However, because we think it is likely that any brokerage firm or other nominee will hold 1,000 or more shares in any one account, we think it is likely that all “street name” holders will remain shareholders of common stock.

Shareholders who would prefer to remain as holders of common stock may elect to do so by acquiring sufficient shares so that they hold at least 1,000 shares in their own name immediately prior to the Reclassification, although this may be difficult based upon the limited market which currently exists for our common stock. In addition, beneficial owners who would receive shares of Series A Non-Voting Preferred Stock if they were record owners instead of beneficial owners, and who wish to receive such shares of Series A Non-Voting Preferred Stock as a part of the Reclassification, should inquire of their broker or nominee as to the procedure and cost, if any, to transfer their shares into a record account into their own name. In either case, these shareholders will have to act far enough in advance of the Reclassification so that any consolidation, purchase or transfer is completed by the close of business (local time) on the day of the Reclassification.

Interests of Certain Persons in the Reclassification

Our executive officers and directors who are also shareholders will participate in the Reclassification in the same manner and to the same extent as all of the other shareholders. We anticipate that most of our directors and executive officers will own 1,000 or more shares of common stock, and will therefore continue as holders of common stock if the Reclassification is approved. Because there will be fewer outstanding shares of common stock, these directors will own a larger relative percentage of the common stock on a post-Reclassification basis. This represents a potential conflict of interest because our directors unanimously approved the Reclassification and are recommending that you approve it. Despite this potential conflict of interest, each member of our board and each of our executive officers believes the proposed Reclassification is fair to all of our unaffiliated shareholders, including our unaffiliated shareholders who will retain common stock and our unaffiliated shareholders who will receive Series A Non-Voting Preferred Stock, for the reasons discussed in the proxy statement.

The fact that each director’s percentage voting ownership of our common stock will increase as a result of the Reclassification was not a consideration in the board’s decision to approve the Reclassification or in determining the 1,000-share cutoff for retaining common stock. In this regard, the directors as a group will be treated exactly the same as other shareholders. In addition, the board determined that any potential conflict of interest created by its members’ ownership of our stock is relatively insignificant. Furthermore, the increase in each director’s percentage voting ownership of our stock resulting from the Reclassification is expected to be insignificant. As a group, the percentage beneficial ownership of all directors and executive officers would increase from approximately 37.4% to approximately 39.3% after the Reclassification, which also is unlikely to have a practical effect on their collective ability to control the Company.

None of our executive officers or directors, who beneficially own at least 1,000 shares of common stock, has indicated to us that he or she intends to sell some or all of his or her shares of our common stock during the period between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his or her intention to divide shares among different record holders so that fewer than 1,000 shares are held in each account, so that the holders would receive shares of Series A Non-Voting Preferred Stock in connection with the conversion of their common stock.

Financing of the Reclassification

We expect that the Reclassification will require approximately $80,000 to accomplish, consisting of professional fees and other expenses payable by us related to the Reclassification. See “—Fees and Expenses” beginning on page          for a breakdown of the expenses associated with the Reclassification. We intend to pay for the expenses of the Reclassification through cash-on-hand.

Material Federal Income Tax Consequences of the Reclassification

The following discusses the material federal income tax consequences to us and our shareholders that would result from the Reclassification. No opinion of counsel or ruling from the Internal Revenue Service (the “IRS”) has been sought or obtained with respect to the tax consequences of the Reclassification, and the conclusions contained in this summary are not binding on the IRS. This discussion is based on existing U.S. federal income tax law, which may change, even retroactively. This discussion does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In particular, it does not address the federal income tax considerations applicable to certain types of shareholders, such as: financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currency; traders in securities that elect mark-to-market; persons who hold our common stock as part of a hedge, straddle or conversion transaction; or persons who are considered foreign persons for U.S. federal income tax purposes. In addition, this discussion does not discuss any state, local, foreign or other tax considerations. This discussion also assumes that you have held and, in the case of continuing shareholders will continue to hold, your shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Shareholders are encouraged to consult their own tax advisor as to the particular federal, state, local, foreign and other tax consequences of the Reclassification, in light of their individual circumstances.

Federal Income Tax Consequences to Virginia Savings Bancorp, Inc.

We believe that the Reclassification would be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no material federal income tax consequences to us.

Federal Income Tax Consequences to Shareholders Who Continue to Own Common Stock

If you continue to hold our common stock after the Reclassification, you will not recognize any gain or loss or dividend income in the transaction and you will have the same adjusted tax basis and holding period in your common stock as you had in such stock immediately prior to the Reclassification. We anticipate that most if not all of the members of our board of directors and our executive officers will be part of this group. Therefore, none of our directors or executive officers will recognize any gain or loss in connection with the Reclassification and each of these individuals will have the same adjusted tax basis and holding period for their shares as they had immediately prior to the Reclassification. We do not have any net operating loss carryforwards. Therefore, the potential ability to take advantage of any such carryforward was not considered in structuring the Reclassification.

Federal Income Tax Consequences to Shareholders Who Receive Shares of Series A Non-Voting Preferred Stock

Shareholders receiving Series A Non-Voting Preferred Stock in exchange for their common stock should not recognize any gain or loss or dividend income in the Reclassification. The holding period and adjusted tax basis of the common stock converted will carry over to the Series A Non-Voting Preferred Stock.

Although the Reclassification should be treated as a tax-free reorganization and the exchange of common stock for Series A Non-Voting Preferred Stock should not result in the recognition of gain or loss, no assurance can be given that the IRS will agree and/or will not challenge such characterization for federal income tax purposes. While ordinarily the receipt of stock, such as the Series A Non-Voting Preferred Stock, in a transaction such as the Reclassification, would not result in a taxable transaction for federal income tax purposes, certain types of stock, such as “nonqualified preferred stock” may not be exchanged “tax-free” in a reorganization.

The term “nonqualified preferred stock” is preferred stock in which:

•	the holder of such stock has the right to require the issuer (or a related person) to redeem or purchase the stock within 20 years of the date of issuance of such stock;

•	the issuer (or a related person) is required to redeem or purchase such stock within 20 years of the date of issue of such stock;

•

the issuer (or a related person) has the right to redeem or purchase the stock within 20 years of the date of issue of such stock and, as of the issue date of such stock, it is more likely than not that such right will be exercised; or

•	the dividend rate on such stock varies in whole or in part (directly or indirectly) with reference to interest rates, commodity prices or similar indices.

Further, non-qualified preferred stock means stock which does not participate in corporate growth to any significant extent. Stock will not be treated as participating in corporate growth to any significant extent unless there is a real and meaningful likelihood of the shareholder actually participating in the earnings and growth of the Company.

The Series A Non-Voting Preferred Stock should not be considered “nonqualified preferred stock” because:

•	it is entitled in all circumstances to dividends that are no less in amount than the amount of dividends to which the common stock is entitled;

•

in the event of a liquidation, the amount distributed with respect to a share of the Series A Non-Voting Preferred Stock is the net book value of such share, and shall be paid before any distribution or payment is made to the holders of common stock; and

•

in the event of a Change of Control, each holder of Series A Non-Voting Preferred Stock shall have the right to receive the same consideration to be received by each holder of common stock, calculated as if the holder had converted such shares of Series A Non-Voting Preferred Stock to an equal number of shares of common stock immediately prior to the consummation of such Change of Control.

Nevertheless, if the IRS were to successfully contend that the Series A Non-Voting Preferred Stock should be treated as “nonqualified preferred stock” for federal income tax purposes, the receipt of the Series A Non-Voting Preferred Stock would be treated the same as the receipt of cash in the Reclassification.

Sale of Stock

In the event that Series A Non-Voting Preferred Stock is received for common stock in a tax-free recapitalization, the proceeds from a subsequent sale of this Series A Non-Voting Preferred Stock will be treated as capital gain or loss to most shareholders. However, when a company recapitalizes its common stock in exchange for stock which is not common stock (generally defined to mean stock limited in liquidation and/or dividend rights), the stock received in the liquidation will be considered “Section 306 Stock” under the Code if the transaction is substantially the equivalent of a stock dividend. Generally, a transaction will be treated as equivalent to a stock dividend if cash has been distributed (instead of the stock actually distributed) and the cash distribution would have been treated as a dividend in whole or in part. A cash distribution in exchange for stock is normally not a dividend if all of the shareholder’s stock is redeemed in the transaction (see discussion below for other instances when a cash distribution will not be considered a dividend). Applying these rules, if cash instead of Series A Non-Voting Preferred Stock was distributed in the recapitalization, most shareholders would have all of their stock redeemed in the transaction, and therefore would not be treated as receiving dividend income. However, certain attribution rules can result in a shareholder being deemed to hold stock indirectly through a related party (such as certain family members), and in such cases, the recapitalization could be treated as equivalent to a stock dividend. In that case, the Series A Non-Voting Preferred Stock received would be classified as Section 306 Stock.

If the Series A Non-Voting Preferred Stock is classified as Section 306 Stock, the proceeds from a subsequent sale of the Series A Non-Voting Preferred Stock would be treated as ordinary income (dividend income) to the extent that the fair market value of the stock sold, on the date distributed to the shareholder, would have been a dividend to such shareholder had the Company distributed cash in lieu of stock. Any excess of the amount received over the amount treated as ordinary income plus the cost basis of the stock will be treated as a capital gain and no loss, if any would be recognized. Under current tax law, such dividend income will be taxed at the same rates that apply to net capital gains (i.e., currently 5% and 15%). The current tax law provision in which dividends are taxed at net capital gain rates will not apply for tax years beginning after December 31, 2010. Unless intervening tax legislation is enacted, ordinary income tax rates will be applicable for dividend income beginning January 1, 2011.

If the Series A Non-Voting Preferred Stock is classified as Section 306 Stock and the stock is subsequently redeemed by the Company, it is treated as a distribution of property which in part (pursuant to the rules described below) could be treated as a dividend. However, should the redemption be a “complete termination” of your interest in the Company (as described below), the sales and exchange treatment described in the preceding paragraph should be appropriate.

Capital Gain and Loss

For individuals, net capital gain (defined generally as your total capital gains in excess of total capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will be subject to tax at ordinary income tax rates of up to 35%. In addition, capital gain recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

The discussion of material U.S. federal income tax consequences of the Reclassification set forth above is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the Reclassification, in light of your specific circumstances.

Regulatory Requirements

In connection with the Reclassification, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including:

•	filing of the amendments to our articles of incorporation with the Virginia State Corporation Commission, in accordance with Virginia law; and

•	complying with federal and state securities laws, including filing of this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Accounting Treatment

The accounting treatment of the Reclassification will be in accordance with U.S. generally accepted accounting principles.

Fees and Expenses

We will be responsible for paying the Reclassification related fees and expenses, consisting primarily of fees and expenses of our attorneys and accountants and other related charges. We estimate that our expenses will total approximately $80,000, assuming the Reclassification is completed. This amount consists of the following estimated fees:

Description	Amount
Legal fees and expenses	$65,000
Accounting fees and expenses	5,000
Edgarization, printing and mailing costs	10,000

Total	$80,000

We anticipate that these fees will be paid through cash-on-hand.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We currently have 5,000,000 shares of authorized voting common stock, $1.00 par value per share. As of the record date, we had 556 registered shareholders of record and 1,899,984 shares of common stock outstanding.

The outstanding shares of common stock are fully paid and nonassessable. The holders of our common stock have one vote per share in all proceedings in which action will be taken by our shareholders.

Dividend Rights

We cannot guarantee that we will be able to pay cash dividends in the foreseeable future. The holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for dividends. The payment of any such dividends will be subject to the rights granted to holders of the shares of the Series A Non-Voting Preferred Stock issued in the Reclassification, discussed below. We are not required to pay any dividends on our common stock. No dividend can be paid to the holders of the common stock unless dividends are also paid to the holders of the Series A Non-Voting Preferred Stock.

For additional information regarding the ability of our bank subsidiary to pay dividends and the regulatory and statutory limitations on that ability, please refer to “Market Price of Virginia Savings Bancorp, Inc. Common Stock and Dividend Information — Dividends” on page         .

General Voting Requirements

The holders of our common stock have sole voting control over the Company. Except for such greater voting requirements as may be required by law, the affirmative vote of the holders of a majority of the shares of common stock voting on a matter is required to approve any action for which shareholder approval is required. In the event the Series A Non-Voting Preferred Stock is entitled to vote, the common stock will vote together with the Series A Non-Voting Preferred Stock.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation or dissolution, or the winding-up of our affairs, our assets will be applied first to the payment, satisfaction and discharge of our existing debts and obligations, including the necessary expenses of dissolution or liquidation, then to the holders of our Series A Non-Voting Preferred Stock in an amount equal to the net book value of such shares, and finally pro rata to the holders of our common stock.

Preferred Stock

Our articles of incorporation currently authorize the issuance of up to 500,000 shares of preferred stock. The amendments to our articles of incorporation that you will consider at the special meeting will provide for (a) the creation of a new series of preferred stock, designated as the Series A Non-Voting Preferred Stock; and (b) the reclassification of shares of common stock held by shareholders who own fewer than 1,000 shares of common stock into shares of Series A Non-Voting Preferred Stock. The Reclassification will be made on the basis of one share of Series A Non-Voting Preferred Stock for each share of common stock held.

As to the remaining authorized but unissued shares of preferred stock which will not be issued in the Reclassification, our board of directors has the authority, without approval of our shareholders, from time to time to authorize the issuance of such stock for such consideration as our board of directors may determine. Although our board of directors has no intention at the present time of doing so, it could cause the issuance of any additional shares of preferred stock that could discourage an acquisition attempt or other transactions that some, or a majority of, the shareholders might believe to be in their best interests or in which the shareholders might receive a premium for their shares of common stock over the market price of such shares.

Series A Non-Voting Preferred Stock

The shares of Series A Non-Voting Preferred Stock to be issued in the Reclassification will be fully paid and nonassessable shares of Series A Non-Voting Preferred Stock.

Rank

The Series A Non-Voting Preferred Stock, with respect to dividend rights and rights of liquidation, dissolution or winding up of the Company, ranks senior to the common stock and to all other classes of equity securities of the Company, other than any classes of equity securities that we subsequently issue ranking on a parity with, or senior to the Series A Non-Voting Preferred Stock. The relative rights and preferences of the Series A Non-Voting Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other classes of preferred stock and equity securities designated by our board of directors. The Series A Non-Voting Preferred Stock is junior to indebtedness issued from time to time by the Company, including notes and debentures.

Dividend Rights

In the event that dividends are paid on our common stock, the holders of shares of Series A Non-Voting Preferred Stock shall be entitled to a distribution of dividends, when and as declared by the board of directors, equal to the dividends declared on the common stock by the board of directors, and such dividends shall be paid prior to, or simultaneously with, the payment of any dividends to the holders of the common stock. The shares of Series A Non-Voting Preferred Stock shall be non-cumulative with respect to dividends, and the Company shall have the right to waive the declaration of payment of dividends. Any dividends waived by the Company shall not accumulate to future periods and shall not represent a contingent liability of the Company. We are not required to pay any dividends on the Series A Non-Voting Preferred Stock.

For additional information regarding the ability of our bank subsidiary to pay dividends and the regulatory and statutory limitations on that ability, please refer to “Market Price of Virginia Savings Bancorp, Inc. Common Stock and Dividend Information — Dividends” on page         .

Voting Rights

The holders of the Series A Non-Voting Preferred Stock will not have voting rights, except as specifically required by Virginia law. On those matters on which the holders of Series A Non-Voting Preferred Stock are entitled to vote, the holders shall have the right to one vote for each share of Series A Non-Voting Preferred Stock, and shall be entitled to receive notice of any shareholders meeting held to act upon such matters in accordance with the bylaws of the Company. In all matters on which they are entitled by law to vote, the holders of Series A Non-Voting Preferred Stock shall only be entitled to vote generally on the matter and their votes shall be counted collectively, together with the holders of common stock, as a single voting group, with each share of common stock or Series A Non-Voting Preferred Stock having one vote, and not as a separate class or separate voting group.

Conversion Rights

In the event of a Change of Control, each holder of Series A Non-Voting Preferred Stock shall have the right to receive the same consideration to be received by each holder of common stock,

calculated as if the holder had converted such shares of Series A Non-Voting Preferred Stock to an equal number of shares of common stock immediately prior to the consummation of such Change of Control. The shares are not convertible otherwise.

Liquidation Rights

In the event of any voluntary or involuntary liquidation of the Company, then, before any distribution or payment shall be made to the holders of common stock, the holders of Series A Non-Voting Preferred Stock shall be entitled to be paid in full (on a per share basis) the net book value of the shares of Series A Non-Voting Preferred Stock as determined under generally accepted accounting principles.

Preemptive or Anti-Dilutive Rights

Holders of Series A Non-Voting Preferred Stock do not have any preemptive rights to purchase any additional shares of Series A Non-Voting Preferred Stock or shares of any other class of our capital stock that may be issued in the future or any protection from having their interest in the Company economically diluted through the issuance of additional shares of stock.

Redemption Rights

The Series A Non-Voting Preferred Stock will not be redeemable either at our option or at the option of the holders. The Series A Non-Voting Preferred Stock will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Series A Non-Voting Preferred Stock.

Transactions Involving Our Securities

There have not been any transactions involving shares of our common stock by any of our directors, officers, employees or affiliates during the last 60 days.

IDENTITY AND BACKGROUND OF FILING PERSONS

Set forth in the table below are the name, current principal occupation or employment, and material occupations, positions, offices or employment during the past five years, and the name, principal business and address of any corporation or other organization in which the occupation, position, office or employment was carried on, of each of our directors and executive officers. Each person identified below is a United States citizen. Unless otherwise noted, the principal business address of each person identified below is c/o Virginia Savings Bancorp, Inc., 600 Commerce Avenue, Front Royal, Virginia 22630 and the business telephone number is (540) 635-4137. The individuals identified below and Virginia Savings Bancorp, Inc. collectively constitute the “filing persons” under Rule 13e-3 of the Exchange Act with respect to this transaction.

Name	Current Principal Occupation or Employment and Material Positions Held During the Past Five Years
W. Michael Funk	President and Chief Executive Officer of the Company since April 2007; President of the Bank since November 2007; Chief Executive Officer of the Bank since November 1989; Executive Vice President of the Bank from June 1991 to November 2007

Francis D. Hall	Chairman of the Board of the Company since November 2007; Retired; Former co-owner of Palace Cleaners and Bullock Quality Cleaners, Front Royal, Virginia

Samuel J. Baggarly	Accountant in private practice, Front Royal, Virginia

Kent E. Coons	Self-employed real estate appraiser, Front Royal, Virginia

Webb R. Davis	President and Owner of Davis Paving Company, Front Royal, Virginia

J. William Gilliam	Chairman of the Board of the Bank; Attorney in Private Practice in Front Royal, Virginia; President of the Bank from 1984 to 2007 (not an employee)

Arnold M. Williams, Sr.	Retired real estate appraiser, Front Royal, Virginia

David L. Wines	Owner of Wines Bookkeeping Service, Front Royal, Virginia

Noel F. Pilon	Senior Vice President and Chief Financial Officer of the Company since April 2007; Senior Vice President and Chief Financial Officer of the Bank since June 1991; Vice President and Chief Financial Officer of the Bank from October 1989 to May 1991

None of the foregoing directors or executive officers has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of our directors and officers and members of their immediate family are customers of the Bank and have had and expect to have loan transactions with the Bank in the ordinary course of business. In addition, some of our directors and officers are, at present, as in the past, affiliated with businesses which are customers of the Bank and which have had and expect to have loan transactions with the Bank in the ordinary course of business. These loans were made in the ordinary course of business and were made on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of our board of directors, these loans do not involve more than a normal risk of collectability or present other unfavorable features. In addition, no loan to an officer or director exceeds 10% of our equity capital.

In the normal course of business, the Bank has made loans at prevailing interest rates and terms to its executive officers, directors and their affiliates aggregating approximately $1.03 million as of December 31, 2008, or approximately 9.05% of our consolidated shareholders’ equity, and approximately $622,100 as of December 31, 2007, or approximately 5.05% of our consolidated shareholders’ equity. As of June 30, 2009, the total loans outstanding to our executive officers, directors and their affiliates totaled approximately $944,000 or 9.00% of our consolidated shareholders’ equity.

Mr. Kent E. Coons provides real estate appraisal and inspection services to the Bank. Mr. Coons received $52,560 in 2008 and $76,435 in 2007 for these services. During 2008, Mr. Coons was the only director providing services to the Bank. Management anticipates that Mr. Coons will continue to provide services to the Bank in the future. The fees paid for the above stated services are comparable to amounts which would have otherwise been charged by unrelated parties.

Neither we nor any of our affiliates are party to agreement, arrangement, or understanding, with respect to our securities, including agreements with respect to the transfer or voting of securities, joint ventures, puts or calls, and the giving or withholding of proxies, consents or authorizations.

SELECTED HISTORICAL FINANCIAL INFORMATION

Set forth below is our selected historical consolidated financial information, which was derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”) and from our unaudited financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (the “Quarterly Report”) and from other information and data contained in the Annual Report and the Quarterly Report. More comprehensive financial information is included in the Annual Report and the Quarterly Report. Interim results for the six months ended June 30, 2009 are not necessarily indicative of, and are not projections for, the results to be expected for the full year ending December 31, 2009.

The financial information that follows is only a summary and is qualified by reference to, and should be read in conjunction with, the Annual Report, the Quarterly Report and all of the financial statements and related notes contained in the Annual Report and the Quarterly Report and in all other information filed with the SEC, copies of which may be obtained as set forth below under “Other Matters — Where You Can Find More Information” on page         .

	Ended June 30,		At or For The Years Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(Dollars in Thousands Except for Per Share Data)
Results of Operations:
Total interest income	$3,294	$4,094	$7,755	$10,370	$11,206	$9,239	$7,643
Total interest expense	1,223	2,087	3,724	5,207	4,828	3,056	2,025
Net interest income	2,071	2,007	4,031	5,163	6,378	6,183	5,618
Provision for loan losses	191	953	1,771	408	13	174	85
Other income	565	1,609	2,248	1,395	888	933	963
Operating expenses	2,576	2,789	5,931	5,632	4,922	4,564	4,399
Income tax expense (benefit)	(42)	(65)	(542)	178	912	820	760
Income (loss) before dividends on preferred stock of subsidiary	(89)	(61)	(881)	340	1,419	1,558	1,337
Dividends on preferred stock of subsidiary	(38)	(38)	75	75	56	—	—

Net income (loss)	$(127)	$(99)	$(956)	$265	$1,363	$1,558	$1,337
Per Share Data:
Net income, basic and diluted	$(0.07)	$(0.05)	$(0.50)	$0.14	$0.72	$0.82	$0.71
Book value	5.81	6.38	6.36	7.01	7.25	6.29	5.84
Common stock dividends declared	—	—	0.12	0.38	0.28	0.38	0.38
Dividend payout ratio	N/A	N/A	N/A	268.9%	39.1%	45.7%	53.2%
Financial Condition:
Period End Balances:
Total assets	$130,966	$145,025	$135,780	$159,001	$177,047	$179,704	$150,796
Loans receivable	102,009	109,348	102,858	111,481	128,276	130,864	104,755
Investments	8,431	18,531	8,067	34,010	34,010	34,018	34,024
Deposits	117,985	128,469	123,155	133,230	139,604	136,070	128,165
Borrowed funds	—	2,929	—	11,800	23,000	31,000	11,000
Preferred stock of subsidiary	1,000	1,000	1,000	1,000	1,000	—	—
Bank Stockholders’ equity	11,043	12,114	11,089	12,327	12,774	11,946	11,100
Total Stockholders’ equity	12,043	13,114	12,089	13,327	13,774	11,946	11,100
Performance Ratios:
Return on average assets	-0.19%	-0.13%	-0.65%	0.20%	0.79%	0.94%	0.93%
Return on average equity	-2.09%	-1.50%	-7.98%	2.55%	10.72%	13.81%	12.65%
Average equity to average assets	8.33%	8.11%	8.21%	7.59%	6.96%	6.83%	7.37%
Net interest income	3.42%	2.72%	2.88%	2.96%	3.49%	3.77%	4.06%
Efficiency ratio	105.4	104.7	131.6	91.6	67.9	65.7	67.7
Asset Quality Ratios:
Allowance for loan losses to loans	1.39%	1.12%	1.32%	0.62%	0.37%	0.44%	0.45%
Non-performing assets to loans	8.02%	6.84%	4.43%	6.04%	1.68%	0.24%	0.50%
Net Charge-offs to Average Loans	0.12%	0.33%	1.01%	0.15%	0.09%	0.06%	0.07%
Capital and Liquidity Ratios:
Tangible capital	8.67%	8.40%	8.31%	8.37%	7.77%	6.62%	7.33%
Risk-based to adjusted total assets	10.22%	9.75%	9.73%	11.03%	10.39%	9.41%	10.36%
Risk-based to risk-weighted assets	12.29%	11.66%	11.72%	12.47%	11.60%	9.87%	10.81%
Average loans to average deposits	85.48%	85.44%	83.80%	89.33%	103.76%	98.93%	84.33%

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The summary pro forma balance sheet data is based on historical data as of June 30, 2009, adjusted to give effect to the conversion of 93,350 shares of common stock (which constitute the shares held by those holders of shares of common stock holding fewer than 1,000 shares of common stock) into shares of Series A Non-Voting Preferred Stock. The pro forma balance sheet data is based on the assumption that expenses of $80,000 will be incurred in the Reclassification. We have assumed that all of the cash required for the expenses of the transaction was paid from available cash.

The following summary unaudited consolidated financial information gives effect to the Reclassification as if it had occurred on January 1, 2009 for the six months ended June 30, 2009 information, and January 1, 2008 for the year ended December 31, 2008 information. The pro forma information set forth below is not necessarily indicative of what our actual financial position would have been had the transaction been consummated as of the above referenced dates or of the financial position that may be reported by us in the future.

	Virginia Savings Bancorp, Inc. Pro-Forma Consolidated Statement of Condition June 30, 2009 (Unaudited) (Dollars in Thousands Except for Per Share Data)
	Historical Data	Pro-Forma Adjustments		Pro-Forma Combined
		Debit	Credit
Assets
Cash and cash equivalents (1)	$9,627	$—	$—	$9,627
Investment securities available for sale	3,920			3,920
Investment securities held to maturity	4,511			4,511
Loans receivable	102,009			102,009
Other assets	10,899	30	—	10,929

Total Assets	$130,966	$30	$—	$130,996

Liabilities
Deposits	117,985			117,985
Other liabilities	938	—	80	1,018

Total Liabilities	118,923	—	80	119,003
Equity
Series A Non-Voting Preferred Stock, Par $1.00	—		93	93
Common stock	1,900	(93)		1,807
Additional paid in capital	1,266			1,266
Accumulated other comprehensive income	26			26
Retained earnings	7,851	(50)	—	7,801

Total Virginia Savings Bancorp, Inc. stockholders equity (2)	11,043	(143)	93	10,993
Preferred stock of subsidiary	1,000	—	—	1,000

Total Equity	12,043	(143)	93	11,993

Total Liabilities and Equity	$130,966	$(143)	$173	$130,996

(1) Estimated cost of the transaction, including $80,000 in filing, legal and other fees, net of tax benefit of $30,000.
(2) Assumes the issuance of 93,350 shares of Series A Non-Voting Preferred Stock, issued in exchange of 93,350 shares of common stock
Shares outstanding (Common and Series A non-voting Preferred)	1,899,984			1,899,984
Book value per common equivalent	$5.81			$5.79

See accompanying notes to unaudited pro forma consolidated financial statements.

	Virginia Savings Bancorp, Inc. Pro-Forma Consolidated Statements of Operations For the Six Months Ended June 30, 2009 (Unaudited) (Dollars in Thousands Except for Per Share Data)
	Historical Data	Pro-Forma Adjustments		Pro-Forma Combined
		Debit	Credit
Interest Income	$3,294			$3,294
Interest Expense	1,223	—	—	1,223

Net Interest Income	2,071	—	—	2,071
Provision for Loan Losses	191	—	—	191

Net Interest Income After Provision for Loan Losses	1,880	—	—	1,880
Non-Interest Income	565			565
Non-Interest Expense	2,577	80	—	2,657

Loss Before Income Tax Benefit	(132)	(80)		(212)
Income Tax Benefit	(43)	(30)	—	(73)

Net Loss	(89)	(50)		(139)
Dividends on Preferred Stock of Subsidiary	(38)	—	—	(38)

Net Loss Attributable to Common Equivalent Shares	(127)	(50)	—	(177)

Basic and Diluted Loss Per Common Share	$(0.067)	$(0.026)	$—	$(0.094)

See accompanying notes to unaudited pro forma consolidated financial statements.

	Virginia Savings Bancorp, Inc. Pro-Forma Consolidated Statements of Operations For the Year Ended December 31, 2008 (Unaudited) (Dollars in Thousands Except for Per Share Data)
	Historical Data	Pro-Forma Adjustments		Pro-Forma Combined
		Debit	Credit
Interest Income	$7,755			$7,755
Interest Expense	3,724			3,724

Net Interest Income	4,031			4,031
Provision for Loan Losses	1,771			1,771

Net Interest Income After Provision for Loan Losses	2,260			2,260
Non-Interest Income	2,248			2,248
Non-Interest Expense	5,931	—	—	5,931

Loss Before Income Tax Benefit	(1,423)	—		(1,423)
Income Tax Benefit	(542)	—	—	(542)

Net Loss	(881)	—		(881)
Dividends on Preferred Stock of Subsidiary	(75)	—	—	(75)

Net Loss Attributable to Common Equivalent Shares	(956)	—	—	(956)

Basic and Diluted Loss Per Common Share	$(0.503)	$—	$—	$(0.503)

See accompanying notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Financial Statements

(1)	The unaudited pro forma consolidated balance sheet as of June 30, 2009 and consolidated statements of operations for the year ended December 31, 2008 and for the six months ended June 30, 2009 have been prepared based on the historical consolidated balance sheets and statements of income of Virginia Savings Bancorp, Inc., which give effect to the Reclassification as if it had occurred on the earliest date presented.

(2)	In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring in nature.

MARKET PRICE OF VIRGINIA SAVINGS BANCORP, INC.

COMMON STOCK AND DIVIDEND INFORMATION

Market for Common Stock

Our common stock is not traded through an organized exchange nor is there a known active trading market. Our common stock has only been traded inactively in private transactions.

The table below shows the quarterly range of high and low sale prices for our common stock during 2007, 2008 and 2009 (through August 31, 2009). These sale prices represent known transactions and do not necessarily represent all trading transactions for the periods.

Management has reviewed the limited information available as to the ranges at which our common stock has been sold. Because of the thin trading, the following data regarding the common stock is provided for information purposes only and should not be viewed as indicative of the actual or market value of the common stock.

Period	Shares Traded	High	Low
2007	27,401	$16.00	$10.00
2008	5,376	17.51	10.00
2009 (through August 31, 2009)	4,132	11.50	10.00

At June 30, 2009, the number of shareholders of record was approximately 557.

Dividends

The payment of dividends is subject to the discretion of our board of directors. In 2007, we paid a quarterly cash dividend of $0.09375 per share on our common stock. In 2008, we paid a quarterly cash dividend of $0.03 per share on our common stock. We have paid no dividends thus far in 2009. Our ability to pay dividends is dependent on our cash-on-hand and cash dividends paid to us by the Bank. The ability of the Bank to pay dividends to us is restricted by applicable regulatory requirements. We cannot assure you that we will be able to pay cash dividends on our common stock and Series A Non-Voting Preferred Stock in the foreseeable future. Under OTS capital distribution regulations, dividend payments are subject to an annual limitation equal to the Bank’s net income for the current year plus retained net income for the two preceding years, net of dividend payments. In addition to the foregoing limitations, the Bank must file a notice of its intent to make a capital distribution to the Company which is subject to OTS approval. If, in the opinion of the OTS, a savings bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which could include the payment of dividends depending on the institution’s financial condition), the OTS may disapprove of the dividend payment. No assurances can be given that any dividend will be declared or, if declared, what the amount of such dividend would be or whether such dividends would continue in future periods.

Prior Purchases and Sales of Stock by Officers and Directors

The Company has not made any purchases of shares of its common stock during the past two years. Members of our board of directors and executive officers made the following purchases from July 1, 2007 through June 30, 2009:

Year	Period	Shares Purchased	High	Low	Average Price
2007	Third Quarter	1,200	$16.00	$16.00	$16.00
	Fourth Quarter	0	—	—	—
2008	First Quarter	500	15.00	15.00	15.00
	Second Quarter	0	—	—	—
	Third Quarter	0	—	—	—
	Fourth Quarter	0	—	—	—
2009	First Quarter	0	—	—	—
	Second Quarter	400	11.50	11.50	11.50

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of shares of our common stock beneficially owned by (i) our directors and executive officers, and (ii) all of our directors and executive officers as a group. Other than directors Webb R. Davis, J. William Gilliam and Francis D. Hall, to our knowledge, only Sara S. D’Amato beneficially owns more than 5% of our outstanding common stock. The information shown in this table is based on information provided to us as of August 31, 2009.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)		Ownership Percentage	Post- Reclassification Ownership Percentage
Sara S. D’Amato (2) Executrix of the Estate of Ronald S. Gilliam 2309 Upper Green Place Virginia Beach, Virginia	202,802	(3)	10.7%	11.23%
Directors and Named Executive Officers:
Samuel J. Baggarly	67,000		3.5%	3.7%
Kent E. Coons	68,584	(3)	3.6	3.8
Webb R. Davis	116,540	(3)	6.1	6.5
W. Michael Funk	16,016	(3)	(4)	(4)
J. William Gilliam	165,550	(3)	8.7	9.2
Francis D. Hall	150,400	(3)	7.9	8.3
Noel F. Pilon	0		—	—
Arnold M. Williams, Sr.	58,608	(3)	3.1	3.2
David L. Wines	64,804	(3)	3.4	3.6
Theresa B. Catlett	2,950		(4)	(4)
All current directors and executive officers as a group (10 persons)	710,452	(3)	37.4%	39.3%

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Ms. D’Amato is the niece of J. William Gilliam, a director of the Company.
(3)	Includes shares held by affiliated corporations, by immediate family members sharing the same household, and shares held jointly with spouses or as custodians or trustees with respect to each of the individuals in this table, as follows: Ms. D’Amato, 198,514 shares; Mr. Coons, 57,288 shares; Mr. Davis, 3,860 shares; Mr. Funk, 14,416 shares; Mr. Gilliam 165,550 shares; Mr. Hall, 150,000 shares; Mr. Williams, 58,528 shares; and Mr. Wines, 60,292 shares.
(4)	Represents less than 1% of the Company’s common stock.

PROPOSAL NO. 1 — TO CREATE THE

SERIES A NON-VOTING PREFERRED STOCK

General

The board of directors is proposing an amendment to the Company’s articles of incorporation to authorize the issuance of up to 150,000 shares of a new class of preferred stock, designated as Series A Non-Voting Preferred Stock (“Proposal No. 1”). Information with respect to the purposes, alternatives, reasons, effects and fairness of Proposal No. 1, as well as other important information concerning the Amendments, is provided under the section entitled “Special Factors” beginning at page         .

Required Vote

Provided that a quorum exists, the adoption of Proposal No. 1 requires the affirmative vote of a majority of our issued and outstanding shares of common stock.

Board Recommendation

Each member of our board of directors believes the terms of the Reclassification are fair and in the best interests of our shareholders, whether affiliated or unaffiliated, and including unaffiliated shareholders who will retain common stock and unaffiliated shareholders who will receive Series A Non-Voting Preferred Stock, and our board unanimously recommends that you vote “FOR” Proposal No.  1.

PROPOSAL NO. 2 — TO RECLASSIFY CERTAIN SHARES

OF COMMON STOCK INTO SERIES A NON-VOTING PREFERRED STOCK

General

The board of directors is proposing an amendment to the Company’s articles of incorporation to reclassify certain shares of our outstanding common stock into Series A Non-Voting Preferred Stock for the purpose of discontinuing the registration of our common stock under the Exchange Act (“Proposal No. 2”). Information with respect to the purposes, alternatives, reasons, effects and fairness of Proposal No. 2, as well as other important information concerning the Amendments, is set forth under the section entitled “Special Factors” beginning at page         .

Required Vote

Provided that a quorum exists, the adoption of Proposal No. 2 requires the affirmative vote of a majority of our issued and outstanding shares of common stock.

Board Recommendation

Each member of our board of directors and each of our executive officers believes the terms of the Reclassification are fair and in the best interests of our shareholders, whether affiliated or unaffiliated, and including unaffiliated shareholders who will retain common stock and unaffiliated shareholders who will receive Series A Non-Voting Preferred Stock, and our board unanimously recommends that you vote “FOR” Proposal No. 2.

PROPOSAL NO. 3 — TO ADJOURN THE SPECIAL MEETING, IF NECESSARY

General

If at the special meeting the number of shares of outstanding common stock voted in favor of the Reclassification is greater than the number of shares voted against the Reclassification but is less than the absolute majority of all outstanding shares required to approve the Reclassification, management intends to move to adjourn the meeting in order to enable it to solicit additional proxies in favor of the Reclassification (“Proposal No. 3”). In that event, we will ask our shareholders to vote only upon the adjournment proposal and not upon the other proposals described in this proxy statement.

In the adjournment proposal, we are asking our shareholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting management the discretionary authority to adjourn the special meeting, and any later adjournments of the special meeting, to a date or dates not later than                     , 2009, to enable our management to solicit additional proxies in favor of the Reclassification.

If our shareholders approve the adjournment proposal, management could adjourn the special meeting and any adjourned session of the meeting to a date or dates not later than                     , 2009 and use the additional time to solicit additional proxies in favor of the Reclassification, including the solicitation of proxies from shareholders that have previously voted against the relevant proposals.

Our board of directors believes that if the number of shares of our outstanding common stock voted in favor of the Reclassification is greater than the number of shares voted against but is less than the absolute majority of all outstanding shares required, it is in the best interests of the shareholders to enable management, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposals to approve them.

Required Vote

Provided that a quorum exists, the adoption of Proposal No. 3 requires the affirmative vote of a majority of votes of holders of outstanding common stock present in person or represented by proxy at the special meeting.

Board Recommendation

Our board of directors unanimously recommends that shareholders vote “FOR” the proposal to grant management the discretionary authority to adjourn the special meeting to a date or dates not later than                     , 2009.

OTHER MATTERS

Reports, Opinions, Appraisals and Negotiations

We have not received any report, opinion or appraisal from an outside party that is related to the Reclassification.

Forward-Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including those detailed in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See “—Where You Can Find More Information” below.

Where You Can Find More Information

We are subject to the information requirements of the Exchange Act and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s website (http://www.sec.gov).

Information Incorporated by Reference

In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. The following documents are incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2008, including audited financial information; and

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

We have supplied all information contained in or incorporated by reference in this document relating to the Company, provided that any reference to any claim of reliance on the Private Securities Litigation Reform Act’s forward-looking statement safe harbor contained in any such document is excluded, and is not incorporated herein by reference. You may have been sent some of the reports and other information incorporated by reference in this document by us, but you can also obtain any of them through the SEC at the locations described above, or through us at the address below. We will provide to you, without charge, by first class mail or other equally prompt means within one business day of any written or oral request by you, a copy of any report or other information incorporated by reference in this document by us. You should direct your request to the following address: Virginia Savings Bancorp, Inc., 600 Commerce Avenue, Post Office Box 1238, Front Royal, Virginia 22630, Attention: Noel F. Pilon.

APPENDIX A

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

VIRGINIA SAVINGS BANCORP, INC.

I. Name. The name of the corporation is Virginia Savings Bancorp, Inc. (the “Corporation”).

II. Text of Amendment. Effective the date hereof, the following Article III, Sections 5 and 6 shall be added to the Articles of Incorporation of the Corporation:

“5. Reclassification. Upon the filing of these Articles of Amendment, each share of Common Stock outstanding immediately prior to such filing held of record by a shareholder who holds less than 1,000 shares of such Common Stock shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holder thereof, hereafter be reclassified as Series A Non-Voting Preferred Stock, on the basis of one share of Series A Non-Voting Preferred Stock for each share of Common Stock so reclassified, which shares of Series A Non-Voting Preferred Stock shall thereupon be duly issued and outstanding, fully paid and nonassessable. Each share of Common Stock outstanding immediately prior to the filing of these Articles of Amendment held of record by a shareholder who holds 1,000 or more shares of Common Stock shall not be reclassified and shall continue in existence as a share of Common Stock. For the purposes of this Article III, Section 5, shares of Common Stock shall generally be deemed to be “held of record” by each person who is identified as the owner of such shares on records of security holders maintained by the Corporation, subject to the following: (i) shares identified as held of record by a corporation, a partnership, a trust whether or not the trustees are named, or other organization shall be included as so held by one person; (ii) shares identified as held of record by one or more persons as trustees, executors, guardians, custodians or in other fiduciary capacities with respect to a single trust, estate or account shall be included as held of record by one person; (iii) shares held by two or more persons as co-owners shall be included as held by one person; and (iv) shares registered in substantially similar names where the Corporation has reason to believe because of the address or other indications that such names represent the same person, shall be included as held of record by one person.

6. Provisions Applicable Only to the Preferred Stock Designated As Series A Non-Voting Preferred Stock. The Corporation shall issue from the currently authorized but unissued Preferred Stock up to                  shares of Preferred Stock, designated Series A Non-Voting Preferred Stock, with the following preferences and rights:

(a) Rank. The Series A Non-Voting Preferred Stock, with respect to dividend rights and rights of liquidation, dissolution or winding up of the Corporation, ranks senior to the Common Stock and all of the classes and series of equity securities of the Corporation, other than any classes or series of equity securities of the Corporation subsequently issued ranking on a parity with, or senior to, the Series A Non-Voting Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation. The relative rights and preferences of the Series A Non-Voting Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other classes or series of preferred stock and equity securities of the Corporation designated by the Board of Directors. The Series A Non-Voting Preferred Stock is junior to indebtedness issued from time to time by the Corporation, including notes and debentures.

(b) Voting Rights. Holders of shares of Series A Non-Voting Preferred Stock shall not have any voting rights except as otherwise, from time to time, required by law. On those matters on which the holders of Series A Non-Voting Preferred Stock are entitled to vote, the holders shall have the right to one vote for each share of Series A Non-Voting Preferred Stock, and shall be entitled to receive notice of any shareholders meeting held to act upon such matters in accordance with the Bylaws of the Corporation. In all matters on which they are entitled by law to vote, the holders of Series A Non-Voting Preferred Stock shall only be entitled to vote generally on the matter and their votes shall be counted collectively, together with the holders of Common Stock, as a single voting group, with each share of Common Stock or Series A Non-Voting Preferred Stock having one vote, and not as a separate class or separate voting group.

(c) Dividend Rights. The holders of shares of Series A Non-Voting Preferred Stock shall be entitled to a distribution of dividends, when and as declared by the Board of Directors, equal to the dividends declared on the Common Stock by the Board of Directors, and such dividends shall be paid prior to, or simultaneously with, the payment of any dividends to the holders of the Common Stock. The shares of Series A Non-Voting Preferred Stock shall be non-cumulative with respect to dividends, and the Corporation shall have the right to waive the declaration of payment of dividends. Any dividends waived by the Corporation shall not accumulate to future periods and shall not represent a contingent liability of the Corporation.

(d) Redemption Rights. The shares of Series A Non-Voting Preferred Stock shall have no redemption rights.

(e) Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Series A Non-Voting Preferred Stock shall be entitled to be paid in full (on a per share basis) the net book value of the shares of Series A Non-Voting Preferred Stock as determined under generally accepted accounting principles. To the extent such payment shall have been made in full to the holders of the Series A Non-Voting Preferred Stock and any parity stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares. If upon liquidation, dissolution or winding up, the amounts so payable are not paid in full to the holders of all outstanding shares of Series A Non-Voting Preferred Stock, and all other shares on a parity with the Series A Non-Voting Preferred Stock, then the holders of Series A Non-Voting Preferred Stock and all other shares on a parity with the Series A Non-Voting Preferred Stock will share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither a Change of Control nor any purchase or redemption of stock of the Corporation of any class shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Article III, Section 6(e).

(f) Treatment upon a Change of Control. In the event of a Change of Control, each holder of Series A Non-Voting Preferred Stock shall have the right to receive the same consideration to be received by each holder of Common Stock, calculated as if the holder had converted such shares of Series A Non-Voting Preferred Stock to an equal number of shares of Common Stock immediately prior to the consummation of such Change of Control.

(g) Antidilution Adjustments. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of any other corporation by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares, or stock dividend, appropriate adjustment shall be made by the Board of Directors of the Corporation in the number, and relative terms, of the shares of Series A Non-Voting Preferred Stock.

(h) Limitations of Rights. Holders of the Series A Non-Voting Preferred Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.

(i) Definitions. As used herein with respect to the Series A Non-Voting Preferred Stock, the following terms have the following meanings:

(i) The term “Change of Control” means the consummation of (i) a merger, share exchange, consolidation or other business combination of the Corporation with any other business entity, other than a merger, share exchange, consolidation or business combination that would result in the outstanding Common Stock of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the corporation or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, share exchange, consolidation or business combination; or (ii) an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

(ii) The term “junior stock” shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized over which preferred stock, including without limitation the Series A Non-Voting Preferred Stock, has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(iii) The term “parity stock” means all series of preferred stock (including but not limited to Series A Non-Voting Preferred Stock) and any other class of stock of the Corporation hereafter authorized ranking on a parity with the Series A Non-Voting Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(j) Notices. All notices required or permitted to be given by the Corporation with respect to the Series A Non-Voting Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Series A Non-Voting Preferred Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the shareholder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption, shall not affect the validity of the proceedings for the redemption of any other shares of Series A Non-Voting Preferred Stock.

III. Adoption and Date of Adoption. The foregoing amendment was approved by the Board of Directors of the Corporation on August 13, 2009 and recommended and submitted to the holders of the voting Common Stock of the Corporation, the only class of capital stock outstanding, at a special meeting of shareholders called and held in accordance with the Virginia Stock Corporation Act on                              , 2009. As of the record date of that meeting,              shares of the Corporation’s voting Common Stock were issued and outstanding and entitled to vote. At that meeting,                                  undisputed shares were voted in favor of the amendment,              shares abstained, and              shares were voted against the amendment. This represented approval by         ._% of the total shares of voting Common Stock issued and outstanding and was sufficient for approval by the Corporation’s shareholders.

IV. No Other Effect. All other provisions of the Articles of Incorporation of the Corporation shall remain in full force and effect.

V. Effective Date. The Certificate of Amendment shall become effective at 12:01 p.m., Eastern Time, on                              , 2009 in accordance with Section 13.1-606 of the Virginia Stock Corporation Act.

Dated: , 2009	VIRGINIA SAVINGS BANCORP, INC.

By:
[Name]
[Title]

REVOCABLE PROXY

REVOCABLE PROXY

VIRGINIA SAVINGS BANCORP, INC.

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints W. Michael Funk and J. William Gilliam, or either of them, as proxies, with power of substitution in each, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Virginia Savings Bancorp, Inc. (the “Company”) held of record by the undersigned at the close of business on             , 2009, at the special meeting of shareholders to be held at the Quality Inn, 10 Commerce Avenue, Front Royal, Virginia on             , 2009, at 1:00 p.m., or any adjournment or postponement thereof, for the following purposes:

1. To amend the Company’s articles of incorporation to authorize the issuance of a particular new series of preferred stock designated as Series A Non-Voting Preferred Stock.

☐ FOR☐ AGAINST☐ ABSTAIN

2. To amend the Company’s articles of incorporation to reclassify certain shares of outstanding common stock into Series A Non-Voting Preferred Stock for the purpose of discontinuing the registration of the Company’s common stock under the Securities Exchange Act of 1934, as amended.

☐ FOR☐ AGAINST☐ ABSTAIN

3. To approve an adjournment of the special meeting, if necessary, to solicit additional proxies.

☐ FOR☐ AGAINST☐ ABSTAIN

4. To transact such other business as may properly come before the special meeting or any adjournment of the special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND AT THE DISCRETION OF THE PROXIES UPON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please sign your name exactly as it appears on your stock certificate. All of the several joint owners should sign this proxy. Fiduciaries should indicate their full title.

Signature

Signature

            Date

Date

I plan ☐, do not plan ☐, to attend the Special Meeting.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY